Exhibit 99.1

4Q25 Financial Results

February 2026

Earnings Press Release and Supplemental Information

4Q25

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc. Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for the purpose.

Financial Supplement
Table of Contents	Fourth Quarter 2025

Financial Supplement
Corporate Information	Fourth Quarter 2025

Corporate Profile

Digital Realty Trust, Inc. (“Digital Realty” or the “company”) owns, acquires, develops, and operates data centers through its operating partnership subsidiary, Digital Realty Trust, L.P. (the “operating partnership”). The company is focused on providing data center, colocation, and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products. As of December 31, 2025, the company’s 310 data centers, including 89 data centers held as investments in unconsolidated entities, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center customers. Digital Realty’s portfolio is comprised of approximately 43.2 million square feet, excluding approximately 9.7 million square feet of space under active development and 4.7 million square feet of space held for future development, located throughout North America, Europe, South America, Asia, Australia, and Africa. For additional information, please visit the company’s website at digitalrealty.com.

Corporate Headquarters Austin, TX Website: digitalrealty.com

Senior Management

President & Chief Executive Officer: Andrew P. Power
Chief Financial Officer: Matthew R. Mercier
Chief Investment Officer: Gregory S. Wright
Chief Technology Officer: Christopher L. Sharp
Chief Revenue Officer: Colin M. McLean

Investor Relations

To request more information or to be added to our e-mail distribution list, please visit the Investor Relations section of our website at https://investor.digitalrealty.com.

Analyst Coverage

BMO
		BMO Capital	BNP Paribas
BofA Securities	Barclays	Markets	Exane	Citigroup	Citizens JMP	Deutsche Bank
Michael Funk	Brendan Lynch	Ari Klein	Nate Crossett	Michael Rollins	Greg Miller	Benjamin Soff
(646) 855-5664	(212) 526-9428	(212) 885-4103	(646) 725-3716	(212) 816-1116	(212) 699-2917	(212) 250-3716

Evercore ISI	Goldman Sachs	Green Street Advisors	Guggenheim	HSBC	Jefferies	J.P. Morgan
Irvin Liu	Michael Ng	David Guarino	Joseph Osha	Phani Kanumuri	Jonathan Petersen	Richard Choe
(415) 800-0183	(212) 902-8618	(949) 640-8780	(415) 852-6468	(240) 709-8135	(212) 284-1705	(212) 662-6708

KeyBanc	Mizuho Group	MoffettNathanson	Morgan Stanley	Oppenheimer	Raymond James	RBC Capital Markets
Brandon Nispel	Vikram Malhotra	Nick Del Deo	Cameron McVeigh	Timothy Horan	Frank Louthan	Jonathan Atkin
(503) 821-3871	(212) 282-3827	(212) 519-0025	(212) 761-4209	(212) 667-8137	(404) 442-5867	(415) 633-8589

Scotiabank	Stifel	TD Cowen	Truist Securities	UBS	Wells Fargo	Wolfe Research
Maher Yaghi	Erik Rasmussen	Michael Elias	Anthony Hau	John Hodulik	Eric Luebchow	Andrew Rosivach
(437) 995-5548	(212) 271-3461	(646) 562-1358	(212) 303-4176	(212) 713-4226	(312) 630-2386	(646) 582-9250

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about Digital Realty and our business is also available on our website at digitalrealty.com.

Upcoming Conference Schedule

February 25, 2026	Wolfe Fifth Annual Real Estate Conference	Virtual
March 2 - 3, 2026	Citi's 2026 Global Property CEO Conference	Hollywood, FL
March 2, 2026	Morgan Stanley Technology, Media & Telecom Conference	San Francisco, CA
March 3, 2026	Raymond James & Associates’ 47th Annual Institutional Investors Conference	Orlando, FL
March 9, 2026	Deutsche Bank's 34th Annual Media, Internet & Telecom Conference	Palm Beach, FL

Webcasts for these events are available through the Digital Realty Investor Relations website when possible. Please check our website for additional information.

Financial Supplement
Corporate Information (Continued)	Fourth Quarter 2025

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series J Preferred Stock:	DLRPRJ
Series K Preferred Stock:	DLRPRK
Series L Preferred Stock:	DLRPRL

Symbols may vary by stock quote provider.

Credit Ratings

Standard & Poor’s
Corporate Credit Rating:	BBB+	(Stable Outlook)
Preferred Stock:	BBB-

Moody’s
Issuer Rating:	Baa2	(Positive Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty’s common stock (DLR):

	Three Months Ended
	31-Dec-25	30-Sep-25	30-Jun-25	31-Mar-25	31-Dec-24
High price	$182.48	$182.00	$178.85	$187.74	$198.00
Low price	$146.23	$159.22	$129.95	$139.27	$155.16
Closing price, end of quarter	$154.71	$172.88	$174.33	$143.29	$177.33
Average daily trading volume (1)	1,826	1,520	2,034	2,529	1,911
Indicated dividend per common share (2)	$4.88	$4.88	$4.88	$4.88	$4.88
Closing annual dividend yield, end of quarter	3.2%	2.8%	2.8%	3.4%	2.8%
Shares and units outstanding, end of quarter (1) (3)	349,746	349,244	346,644	343,092	342,772
Closing market value of shares and units outstanding (4)	$54,109,204	$60,377,303	$60,430,449	$49,161,653	$60,783,759

(1)	Shares or shares and units in thousands.
(2)	On an annualized basis.
(3)	As of December 31, 2025, the total number of shares and units includes 343,557 shares of common stock, 4,045 common units held by third parties and 2,144 common units and vested and unvested long-term incentive units held by directors, officers and others and excludes all shares of common stock potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions.
(4)	Dollars in thousands as of the end of the quarter.

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at digitalrealty.com.

Key Quarterly Financial Data	Financial Supplement
Unaudited, Dollars (except per share data) and Square Feet in Thousands	Fourth Quarter 2025

Shares and Units at End of Quarter	31-Dec-25	30-Sep-25	30-Jun-25	31-Mar-25	31-Dec-24
Common shares outstanding	343,557	343,041	340,372	336,743	336,637
Common partnership units outstanding	6,189	6,203	6,272	6,349	6,135
Total Shares and Units	349,746	349,244	346,644	343,092	342,772

Enterprise Value
Market value of common equity (1)	$54,109,204	$60,377,303	$60,430,449	$49,161,653	$60,783,759
Liquidation value of preferred equity	755,000	755,000	755,000	755,000	755,000
Total debt at balance sheet carrying value	18,402,135	18,225,434	18,452,148	17,016,279	16,714,377
Total Enterprise Value	$73,266,339	$79,357,737	$79,637,597	$66,932,932	$78,253,136
Total debt / total enterprise value	25.1%	23.0%	23.2%	25.4%	21.4%
Debt-plus-preferred-to-total-enterprise-value	26.1%	23.9%	24.1%	26.6%	22.3%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$39,855,116	$39,374,646	$38,613,260	$35,693,166	$35,401,912
Total Assets	49,410,468	48,728,634	48,714,995	45,080,562	45,283,616
Total Liabilities	24,564,494	23,739,412	23,853,149	21,902,406	22,107,836

Selected Operating Data
Total operating revenues	$1,634,671	$1,577,234	$1,493,150	$1,407,637	$1,435,862
Total operating expenses	1,522,047	1,438,813	1,281,453	1,211,887	1,291,540
Net income	96,111	63,713	1,046,946	106,395	185,688
Net income / (loss) available to common stockholders	88,466	57,631	1,021,975	99,793	179,388

Financial Ratios
EBITDA (2)	$688,758	$679,912	$1,605,408	$658,400	$746,578
Adjusted EBITDA (3)	856,836	867,807	823,319	791,156	751,276
Net Debt-to-Adjusted EBITDA (4)	4.9x	4.9x	5.1x	5.1x	4.8x
Interest expense	116,516	113,584	109,383	98,464	104,742
Fixed charges (5)	161,479	156,687	148,957	138,739	149,364
Interest coverage ratio (6)	4.8x	4.9x	5.0x	5.3x	4.5x
Fixed charge coverage ratio (7)	4.5x	4.6x	4.7x	4.9x	4.2x

Profitability Measures
Net income / (loss) per common share - basic	$0.26	$0.17	$3.03	$0.30	$0.54
Net income / (loss) per common share - diluted	$0.24	$0.15	$2.94	$0.27	$0.51
Funds from operations (FFO) / diluted share and unit (8)	$1.89	$1.65	$1.75	$1.67	$1.61
Core funds from operations (Core FFO) / diluted share and unit (8)	$1.86	$1.89	$1.87	$1.77	$1.73
Adjusted funds from operations (AFFO) / diluted share and unit (9)	$1.34	$1.76	$1.68	$1.78	$1.36
Dividends per share and common unit	$1.22	$1.22	$1.22	$1.22	$1.22
Diluted FFO payout ratio (8) (10)	64.5%	73.8%	69.6%	73.2%	75.6%
Diluted Core FFO payout ratio (8) (11)	65.6%	64.7%	65.2%	68.8%	70.7%
Diluted AFFO payout ratio (9) (12)	90.9%	69.2%	72.8%	68.6%	89.5%

Portfolio Statistics
Buildings (13)	329	330	330	328	328
Data Centers (13)	310	311	310	308	308
Cross-connects (13) (14)	232,500	231,000	229,000	228,000	227,000
Net rentable square feet, excluding development space (13)	43,208	42,706	42,529	41,778	41,326
Occupancy at end of quarter (15)	84.7%	84.8%	84.8%	84.0%	84.1%
Occupied square footage (13)	36,582	36,197	36,073	35,100	34,741
Space under active development (16)	9,679	10,230	9,848	9,463	8,904
Space held for development (17)	4,696	4,758	4,616	5,062	4,686
Weighted average remaining lease term (years) (18)	5.0	5.0	5.1	4.9	4.8
Same-capital occupancy at end of quarter (15) (19)	83.7%	83.7%	83.7%	83.4%	83.5%

Key Quarterly Financial Data	Financial Supplement
Unaudited, Dollars (except per share data) and Square Feet in Thousands	Fourth Quarter 2025

(1)	The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock on a one-for-one basis. Excludes shares of common stock potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions, as applicable.
(2)	EBITDA is calculated as earnings before interest expense, loss on debt extinguishment and modifications, tax expense, and depreciation and amortization. For a discussion of EBITDA, see page 31. For a reconciliation of net income available to common stockholders to EBITDA, see page 30.
(3)	Adjusted EBITDA is EBITDA excluding (i) unconsolidated entities real estate related depreciation & amortization, (ii) unconsolidated entities interest and tax expense, (iii) severance, equity acceleration and legal expenses, (iv) transaction and integration expenses, (v) gain (loss) on sale / deconsolidation, (vi) provision for impairment, (vii) other non-core adjustments, net, (viii) noncontrolling interests, (ix) preferred stock dividends, and (x) gain on / issuance costs associated with redeemed preferred stock. For a discussion of Adjusted EBITDA, see page 31. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 30.
(4)	Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 5), plus finance lease obligations, plus our share of unconsolidated entities debt at carrying value, less cash and cash equivalents (including our share of unconsolidated entities cash), divided by the product of Adjusted EBITDA (including our pro rata share of unconsolidated entities EBITDA), multiplied by four.
(5)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred stock dividends.
(6)	Interest coverage ratio is Adjusted EBITDA (including our pro rata share of unconsolidated entities EBITDA), divided by GAAP interest expense plus capitalized interest (including our share of unconsolidated entities interest expense).
(7)	Fixed charge coverage ratio is Adjusted EBITDA (including our pro rata share of unconsolidated entities EBITDA), divided by fixed charges (including our share of unconsolidated entities fixed charges).
(8)	For definitions and discussion of FFO and Core FFO, see page 31. For reconciliations of net income available to common stockholders to FFO and Core FFO, see page 13.
(9)	For a definition and discussion of AFFO, see page 31. For a reconciliation of Core FFO to AFFO, see page 14.
(10)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.
(11)	Diluted Core FFO payout ratio is dividends declared per common share and unit divided by diluted Core FFO per share and unit.
(12)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.
(13)	Includes buildings held as investments in unconsolidated entities. Excludes buildings held for sale and contribution.
(14)	Represents approximate amounts.
(15)	Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated entities and non-managed unconsolidated entities. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area. Excludes buildings held for sale and contribution.
(16)	Space under active development includes current Base Building and Data Centers projects in progress. Excludes buildings held for sale and contribution.
(17)	Space held for development includes space held for future Data Center development and excludes space under active development. Excludes buildings held for sale and contribution.
(18)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.
(19)	Represents buildings owned as of December 31, 2023, with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2024-2025, buildings classified as held for sale and contribution, and buildings sold or contributed to joint ventures for all periods presented. Prior period results have been adjusted to reflect current same-capital pool.

Digital Realty Trust	Financial Supplement
Earnings Release	Fourth Quarter 2025

Digital Realty Reports Fourth Quarter 2025 Results

Austin, TX — February 5, 2026 — Digital Realty (NYSE: DLR), the largest global provider of cloud- and carrier-neutral data center, colocation and interconnection solutions, announced today financial results for the fourth quarter of 2025. All per share results are presented on a fully diluted basis.

Highlights

◾	Reported net income available to common stockholders of $0.24 per share in 4Q25, compared to $0.51 in 4Q24
◾	Reported FFO per share of $1.89 in 4Q25, compared to $1.61 in 4Q24
◾	Reported Core FFO per share of $1.86 in 4Q25, compared to $1.73 in 4Q24; reported Constant-Currency Core FFO per share of $1.81 in 4Q25
◾	Reported rental rate increases on renewal leases of 6.1% on a cash basis in 4Q25
◾	Signed total bookings during 4Q25 that are expected to generate $400 million of annualized GAAP rental revenue at 100% share; at Digital Realty’s share, total bookings were $175 million, including a $96 million contribution from the 0-1 megawatt plus interconnection category
◾	Reported a backlog of $817 million of annualized GAAP base rent, at Digital Realty’s share, at the end of 2025
◾	Introduced 2026 Core FFO per share outlook of $7.90 - $8.00 on a reported and Constant-Currency basis

Financial Results

Digital Realty reported revenues of $1.6 billion in the fourth quarter of 2025, a 4% increase from the previous quarter and a 14% increase from the same quarter last year.

The company delivered net income of $96 million in the fourth quarter of 2025, as well as net income available to common stockholders of $88 million and $0.24 per share, compared to $0.15 per share in the previous quarter and $0.51 per share in the same quarter last year.

Digital Realty generated Adjusted EBITDA of $857 million in the fourth quarter of 2025, a 1% decrease from the previous quarter and a 14% increase over the same quarter last year.

The company reported Funds From Operations (FFO) of $658 million in the fourth quarter of 2025, or $1.89 per share, compared to $1.65 per share in the previous quarter and $1.61 per share in the same quarter last year.

Excluding certain items that do not represent core expenses or revenue streams, Digital Realty delivered Core FFO per share of $1.86 in the fourth quarter of 2025, compared to $1.89 per share in the previous quarter and $1.73 per share in the same quarter last year. Digital Realty delivered Constant-Currency Core FFO per share of $1.81 in the fourth quarter of 2025 and $7.29 per share for the twelve-month period ended December 31, 2025.

“Digital Realty delivered strong financial results in 2025, with robust top‑line growth, record leasing across our 0‑1 megawatt plus interconnection offering, and a substantial backlog that provides clear revenue visibility into 2026 and beyond,” said Digital Realty President and CEO Andy Power. “The evolution of our private capital strategy is enabling us to efficiently scale development while maintaining a flexible balance sheet positioned for growth. At the same time, we’re expanding the PlatformDIGITAL footprint to meet rising global demand. Together, these initiatives strengthen our ability to support our customers’ cloud and AI roadmaps while driving long term value for shareholders.”

Leasing Activity

In the fourth quarter, Digital Realty signed total bookings that are expected to generate $400 million of annualized GAAP rental revenue, at 100% share; at Digital Realty’s share, total bookings were $175 million, including a $77 million contribution from the 0-1 megawatt category and a $19 million contribution from interconnection.

The weighted-average lag between new leases signed during the fourth quarter of 2025 and the contractual commencement date was eight months. The backlog of signed-but-not-commenced leases at quarter-end was $817 million of annualized GAAP base rent, at Digital Realty’s share.

In addition, Digital Realty also signed renewal leases representing $269 million of annualized cash rental revenue during the quarter. Rental rates on renewal leases signed during the fourth quarter of 2025 increased 6.1% on a cash basis and 12.0% on a GAAP basis.

Digital Realty Trust	Financial Supplement
Earnings Release	Fourth Quarter 2025

New leases signed during the fourth quarter of 2025 at Digital Realty’s share are summarized by region and product as follows:

	Annualized GAAP
	Base Rent	Square Feet	GAAP Base Rent		GAAP Base Rent
Americas	(in thousands)	(in thousands)	per Square Foot	Megawatts	per Kilowatt
0-1 MW	$39,317	112	$351	12.2	$269
> 1 MW	64,759	207	313	29.0	186
Other (1)	385	7	53	—	—
Total	$104,461	326	$320	41.2	$211

EMEA (2)
0-1 MW	$30,107	89	$337	8.4	$300
> 1 MW	5,585	21	266	2.3	199
Other (1)	291	1	289	—	—
Total	$35,982	111	$323	10.7	$278

Asia Pacific (2)
0-1 MW	$7,693	17	$443	2.2	$286
> 1 MW	7,643	42	181	4.5	142
Other (1)	46	1	45	—	—
Total	$15,382	61	$254	6.7	$190

All Regions (2)
0-1 MW	$77,118	219	$352	22.8	$282
> 1 MW	77,987	270	289	35.9	181
Other (1)	722	9	78	—	—
Total	$155,826	498	$313	58.6	$220

Interconnection	$18,890	N/A	N/A	N/A	N/A

Grand Total at DLR Share	$174,716	498	$313	58.6	$220

Grand Total at 100% Share	$400,330	1,291	$294	159.1	$198

Note: Totals may not foot due to rounding differences.

(1)	Other includes Powered Base Building® shell capacity as well as storage and office space within fully improved data center facilities.
(2)	Based on quarterly average exchange rates during the three months ended December 31, 2025.

Investment Activity

During the fourth quarter, Digital Realty sold a non-core data center in the Dallas metro area for gross proceeds of approximately $33 million, as previously disclosed.

Digital Realty acquired the following:

●	Two parcels of land totaling approximately 20 acres in the Portland metro area, one acquired in the fourth quarter and the other in January, that are expected to support up to 85 megawatts of IT capacity for approximately $23.6 million; and
●	A building and land in Lisbon, Portugal which can support up to 2.4 megawatts of IT capacity for approximately €7.1 million or $8.3 million, marking Digital Realty's entry into the Portugal market.

Further, Digital Realty Mivne established a new joint venture with MedOne Ltd., the leading data center operator in Israel. The joint venture acquired approximately 2.5 acres of land in Petah Tikvah, the primary connectivity hub in Israel, with the intention of developing an 18-megawatt campus for ILS90 million, or $29 million at 100% share. Digital Realty’s share of the land was $7.1 million.

Additionally, Digital Realty contributed an incremental 40% interest in five operating data centers to its Digital Realty DC Partners NA Fund, increasing the Fund's stake to 80% at year end. Digital Realty received approximately $427 million of additional proceeds as a result of the contribution.

Subsequent to quarter end, Digital Realty announced an agreement to acquire the TelcoHub 1 data center located in Cyberjaya, Malaysia, one of Greater Kuala Lumpur’s most established data center hubs. TelcoHub 1 is an operational 1.5 megawatt data center that is one of Malaysia's leading connectivity hubs. In conjunction with this transaction, Digital Realty also agreed to acquire adjacent land that can support up to 14 megawatts of IT capacity, providing clear capacity for future expansion. The transactions are expected to close in the first half of 2026, subject to customary closing conditions.

Digital Realty Trust	Financial Supplement
Earnings Release	Fourth Quarter 2025

Balance Sheet

Digital Realty had approximately $18.4 billion of total debt outstanding as of December 31, 2025, comprised of $17.5 billion of unsecured debt and approximately $0.9 billion of secured debt and other debt. At the end of the fourth quarter of 2025, net debt-to-Adjusted EBITDA was 4.9x, debt-plus-preferred-to-total enterprise value was 26.1% and fixed charge coverage was 4.5x.

In October, the company sold 0.4 million shares of common stock under its At-The-Market (ATM) equity issuance program at a weighted average price of $175.68 per share, for net proceeds of approximately $77 million.

In November, Digital Realty issued €600 million of 3.750% notes due 2033 and €800 million of 4.250% notes due 2037, for aggregate net proceeds of approximately €1.4 billion ($1.6 billion).

In December, Digital Realty repaid early €1.075 billion ($1.3 billion) in aggregate principal amount of its 2.500% senior notes due 2026.

Digital Realty Trust	Financial Supplement
Earnings Release	Fourth Quarter 2025

2026 Outlook

Digital Realty introduced its 2026 Core FFO per share outlook on a reported and Constant-Currency basis of $7.90 - $8.00. The assumptions underlying the outlook are summarized in the following table.

As of
Top-Line and Cost Structure	February 5, 2026
Total revenue	$6.600 - $6.700 billion
Net non-cash rent adjustments (1)	($90 - $95 million)
Adjusted EBITDA	$3.600 - $3.700 billion
G&A	$610 - $620 million

Internal Growth
Rental rates on renewal leases
Cash basis	6.0% - 8.0%
GAAP basis	8.5% - 10.5%
Year-end portfolio occupancy (2)	+50 - 100 bps
"Same-Capital" cash NOI growth (3)	4.0% - 5.0%

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	$1.30 - $1.35
U.S. Dollar / Euro	$1.13 - $1.18

External Growth
Dispositions / Joint Venture Capital
Dollar volume	$500 - $1,000 million
Cap rate	0.0% - 10.0%
Development
CapEx (Net of Partner Contributions) (4)	$3,250 - $3,750 million
Average stabilized yields	10.0%+
Enhancements and other non-recurring CapEx (5)	$30 - $35 million
Recurring CapEx + capitalized leasing costs (6)	$400 - $425 million

Balance Sheet
Long-term debt issuance
Dollar amount	$1,000 - $1,500 million
Pricing	4.0% - 4.5%
Timing	Mid-Year

Net income per diluted share	$2.55 - $2.65
Real estate depreciation and (gain) / loss on sale	$4.90 - $4.90
Funds From Operations / share (NAREIT-Defined)	$7.45 - $7.55
Non-core expenses and revenue streams	$0.45 - $0.45
Core Funds From Operations / share	$7.90 - $8.00
Foreign currency translation adjustments	$0.00 - $0.00
Constant-Currency Core Funds From Operations / share	$7.90 - $8.00

(1)	Net non-cash rent adjustments represent the sum of straight-line rental revenue and straight-line rental expense, as well as the amortization of above- and below-market leases (i.e., ASC 805 adjustments).
(2)	Year-end portfolio occupancy guidance based on IT load (kW).
(3)	The “Same-Capital” pool includes properties owned as of December 31, 2024 with less than 5% of total rentable square feet under development. It excludes properties that were undergoing, or were expected to undergo, development activities in 2025-2026, properties classified as held for sale and contribution, and properties sold or contributed to joint ventures for all periods presented. The 2026 “Same-Capital” cash NOI growth outlook is presented on a constant currency basis.
(4)	Excludes land acquisitions and includes Digital Realty’s share of joint venture and fund contributions. Figure is net of joint venture and fund partners’ share of contributions.
(5)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.
(6)	Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions.

Note: The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items, and the information is not available without unreasonable effort. Please see Non-GAAP Financial Measures in this document for further discussion.

Digital Realty Trust	Financial Supplement
Earnings Release	Fourth Quarter 2025

Non-GAAP Financial Measures

This document contains non-GAAP financial measures, including FFO, Core FFO, Constant Currency Core FFO, Adjusted FFO, Net Operating Income (NOI), “Same-Capital” Cash NOI and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to Core FFO, a reconciliation from Core FFO to Adjusted FFO, a reconciliation from NOI to Cash NOI, and definitions of FFO, Core FFO, Constant Currency Core FFO, Adjusted FFO, NOI and “Same-Capital” Cash NOI are included as an attachment to this document. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, cash NOI, and fixed charge coverage ratio are included as an attachment to this document.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, external growth factors, such as dispositions, and balance sheet items such as debt issuances, that have not yet occurred, are out of the company's control and/or cannot be reasonably predicted. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Investor Conference Call

Prior to Digital Realty’s investor conference call at 5:00 p.m. ET / 4:00 p.m. CT on February 5, 2026, a presentation will be posted to the Investors section of the company’s website at https://investor.digitalrealty.com. The presentation is designed to accompany the discussion of the company’s fourth quarter 2025 financial results and operating performance. The conference call will feature President & Chief Executive Officer Andy Power and Chief Financial Officer Matt Mercier.

A live webcast of the call will be available on the Investors section of Digital Realty’s website at https://investor.digitalrealty.com. The webcast will be archived until February 5, 2027 and the replay will be available shortly after the conclusion of the live event.

About Digital Realty

Digital Realty brings companies and data together by delivering the full spectrum of data center, colocation and interconnection solutions. PlatformDIGITAL®, the company’s global data center platform, provides customers with a secure data meeting place and a proven Pervasive Datacenter Architecture (PDx®) solution methodology for powering innovation and efficiently managing Data Gravity challenges. Digital Realty gives its customers access to the connected data communities that matter to them with a global data center footprint of 300+ facilities in 55+ metros across 30+ countries on six continents. To learn more about Digital Realty, please visit digitalrealty.com or follow us on LinkedIn and X.

Contact Information

Matt Mercier

Chief Financial Officer

Digital Realty

Jordan Sadler / Jim Huseby

Investor Relations

Digital Realty

(214) 231-1350

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Fourth Quarter 2025

	Three Months Ended					Twelve Months Ended
	31-Dec-25	30-Sep-25	30-Jun-25	31-Mar-25	31-Dec-24	31-Dec-25	31-Dec-24
Rental revenues	$1,074,703	$1,045,708	$1,003,550	$960,526	$958,892	$4,084,487	$3,722,646
Tenant reimbursements - Utilities	356,084	332,681	294,503	271,189	302,664	1,254,457	1,158,623
Tenant reimbursements - Other	34,406	37,302	37,355	42,177	38,591	151,240	158,612
Interconnection and other	123,414	120,399	121,952	112,969	112,360	478,734	442,591
Fee income	45,692	36,398	34,427	20,643	23,316	137,160	64,888
Other	372	4,746	1,363	133	40	6,614	7,608
Total Operating Revenues	$1,634,671	$1,577,234	$1,493,150	$1,407,637	$1,435,862	$6,112,692	$5,554,968

Utilities	$398,185	$375,627	$339,288	$313,385	$337,534	$1,426,485	$1,333,416
Rental property operating	295,948	278,292	267,724	238,600	273,104	1,080,564	984,921
Property taxes	50,791	51,823	49,570	48,856	46,044	201,040	182,453
Insurance	4,711	4,508	4,946	4,483	6,007	18,648	18,325
Depreciation and amortization	493,458	497,002	461,167	443,009	455,355	1,894,636	1,771,797
General and administration	159,283	139,911	133,755	121,112	124,470	554,061	473,521
Severance, equity acceleration and legal expenses	4,937	1,794	2,262	2,428	2,346	11,421	6,502
Transaction and integration expenses	36,083	86,559	22,546	39,902	11,797	185,090	93,902
Provision for impairment	78,553	—	—	—	22,881	78,553	191,184
Other expenses	98	3,297	195	112	12,002	3,702	27,083
Total Operating Expenses	$1,522,047	$1,438,813	$1,281,453	$1,211,887	$1,291,540	$5,454,200	$5,083,104

Operating Income	$112,624	$138,421	$211,697	$195,750	$144,322	$658,492	$471,864

Equity in earnings / (loss) of unconsolidated entities	4,659	(16,944)	(12,062)	(7,640)	(36,201)	(31,987)	(120,138)
Gain / (loss) on sale of investments	42,865	19,780	931,830	1,111	144,885	995,586	595,825
Interest and other income / (expense), net	42,797	47,735	37,747	32,773	44,517	161,052	154,243
Interest (expense)	(116,516)	(113,584)	(109,383)	(98,464)	(104,742)	(437,947)	(452,836)
Income tax benefit / (expense)	9,673	(11,695)	(12,883)	(17,135)	(4,928)	(32,040)	(54,760)
Gain (loss) on debt extinguishment and modifications	9	—	—	—	(2,165)	9	(5,871)
Net Income	$96,111	$63,713	$1,046,946	$106,395	$185,688	$1,313,165	$588,327

Net (income) / loss attributable to noncontrolling interests	2,536	4,099	(14,790)	3,579	3,881	(4,576)	14,163
Net Income Attributable to Digital Realty Trust, Inc.	$98,647	$67,812	$1,032,156	$109,974	$189,569	$1,308,589	$602,490

Preferred stock dividends	(10,181)	(10,181)	(10,181)	(10,181)	(10,181)	(40,724)	(40,725)
Net Income / (Loss) Available to Common Stockholders	$88,466	$57,631	$1,021,975	$99,793	$179,388	$1,267,865	$561,766

Weighted-average shares outstanding - basic	343,493	341,370	337,589	336,683	333,376	339,807	323,336
Weighted-average shares outstanding - diluted	351,570	349,234	345,734	344,721	340,690	347,810	331,547
Weighted-average fully diluted shares and units	357,430	355,165	351,691	350,632	346,756	353,720	337,697

Net income / (loss) per share - basic	$0.26	$0.17	$3.03	$0.30	$0.54	$3.73	$1.74
Net income / (loss) per share - diluted	$0.24	$0.15	$2.94	$0.27	$0.51	$3.58	$1.61

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Fourth Quarter 2025

	Three Months Ended					Twelve Months Ended
Reconciliation of Net Income to Funds From Operations (FFO)	31-Dec-25	30-Sep-25	30-Jun-25	31-Mar-25	31-Dec-24	31-Dec-25	31-Dec-24

Net Income / (Loss) Available to Common Stockholders	$88,466	$57,631	$1,021,975	$99,793	$179,388	$1,267,865	$561,766
Adjustments:
Noncontrolling interest in operating partnership	2,000	2,000	21,000	3,000	4,000	28,000	12,700
Real estate related depreciation and amortization (1)	484,260	487,182	451,050	432,652	445,462	1,855,144	1,730,059
Reconciling items related to noncontrolling interests	(22,753)	(22,888)	(21,038)	(19,480)	(19,531)	(86,159)	(64,612)
Unconsolidated entities real estate related depreciation and amortization	70,260	65,922	59,172	55,861	49,463	251,215	192,931
(Gain) / loss on real estate transactions	(42,865)	(19,780)	(931,830)	(1,111)	(137,047)	(995,586)	(596,904)
Provision for impairment	78,553	—	—	—	22,881	78,553	191,185
Funds From Operations	$657,921	$570,067	$600,329	$570,715	$544,616	$2,399,032	$2,027,122

Weighted-average shares and units outstanding - basic	349,354	347,301	343,546	342,594	339,442	345,717	329,485
Weighted-average shares and units outstanding - diluted (2) (3)	357,430	355,165	351,691	350,632	346,756	353,720	337,697

Funds From Operations per share - basic	$1.88	$1.64	$1.75	$1.67	$1.60	$6.94	$6.15

Funds From Operations per share - diluted (2) (3)	$1.89	$1.65	$1.75	$1.67	$1.61	$6.96	$6.14

	Three Months Ended					Twelve Months Ended
Reconciliation of FFO to Core FFO	31-Dec-25	30-Sep-25	30-Jun-25	31-Mar-25	31-Dec-24	31-Dec-25	31-Dec-24

Funds From Operations	$657,921	$570,067	$600,329	$570,715	$544,616	$2,399,032	$2,027,122
Other non-core revenue adjustments (4)	(10,633)	(4,746)	4,228	(1,925)	4,537	(13,076)	(30,339)
Transaction and integration expenses	36,083	86,559	22,546	39,902	11,797	185,090	93,902
Gain (loss) on debt extinguishment and modifications	(9)	—	—	—	2,165	(9)	5,871
Severance, equity acceleration and legal expenses (5)	4,937	1,794	2,262	2,428	2,346	11,421	6,502
(Gain) / Loss on FX and derivatives revaluation	(16,295)	252	8,827	(2,064)	7,127	(9,280)	74,464
Other non-core expense adjustments (6)	(21,794)	2,075	5,092	(702)	14,229	(15,329)	37,671
Core Funds From Operations	$650,210	$656,001	$643,284	$608,354	$586,816	$2,557,849	$2,215,194

Weighted-average shares and units outstanding - diluted (2) (3)	349,740	347,700	343,909	343,050	339,982	346,086	329,899

Core Funds From Operations per share - diluted (2)	$1.86	$1.89	$1.87	$1.77	$1.73	$7.39	$6.71

(1)	Three Months Ended					Twelve Months Ended
Real Estate Related Depreciation & Amortization	31-Dec-25	30-Sep-25	30-Jun-25	31-Mar-25	31-Dec-24	31-Dec-25	31-Dec-24

Depreciation and amortization per income statement	$493,458	$497,002	$461,167	$443,009	$455,355	$1,894,636	$1,771,798
Non-real estate depreciation	(9,198)	(9,820)	(10,117)	(10,356)	(9,894)	(39,492)	(41,739)
Real Estate Related Depreciation & Amortization	$484,260	$487,182	$451,050	$432,652	$445,462	$1,855,144	$1,730,059

(2)	Certain of Teraco's minority indirect shareholders have the right to put their shares in an upstream parent company of Teraco to Digital Realty in exchange for cash or the equivalent value of shares of Digital Realty common stock, or a combination thereof. U.S. GAAP requires Digital Realty to assume the put right is settled in shares for purposes of calculating diluted EPS. This same approach was utilized to calculate FFO/share. The potential future dilutive impact associated with this put right will be excluded from Core FFO and AFFO until settlement occurs – causing diluted share count to be higher for FFO than for Core FFO and AFFO. When calculating diluted FFO, Teraco related noncontrolling interest is added back to the FFO numerator as the denominator assumes all shares have been put back to Digital Realty.

	Three Months Ended					Twelve Months Ended
	31-Dec-25	30-Sep-25	30-Jun-25	31-Mar-25	31-Dec-24	31-Dec-25	31-Dec-24
Teraco noncontrolling share of FFO	$18,240	$17,018	$15,850	$13,286	$14,905	$64,394	$46,954
Teraco related minority interest	$18,240	$17,018	$15,850	$13,286	$14,905	$64,394	$46,954

(3)	For all periods presented, we have excluded the effect of dilutive series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of FFO and the share count detail section that follows the reconciliation of Core FFO to AFFO for calculations of weighted average common stock and units outstanding. For definitions and discussion of FFO and Core FFO, see the Definitions section.
(4)	Includes deferred rent adjustments related to a customer bankruptcy, development fees included in gains, lease termination fees and gain on sale of equity investment included in other income.
(5)	Relates to severance and other charges related to the departure of company executives and integration-related severance.
(6)	Includes write-offs associated with bankrupt or terminated customers, non-recurring legal and insurance expenses, impact of foreign tax rate changes and adjustments to reflect our proportionate share of transaction costs associated with noncontrolling interests.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Fourth Quarter 2025

	Three Months Ended					Twelve Months Ended
Reconciliation of Core FFO to AFFO	31-Dec-25	30-Sep-25	30-Jun-25	31-Mar-25	31-Dec-24	31-Dec-25	31-Dec-24

Core FFO available to common stockholders and unitholders	$650,210	$656,001	$643,284	$608,354	$586,816	$2,557,849	$2,215,194
Adjustments:
Non-real estate depreciation	9,198	9,820	10,117	10,356	9,894	39,492	41,739
Amortization of deferred financing costs	6,781	6,565	6,451	6,548	5,697	26,345	21,198
Amortization of debt discount/premium	1,341	1,293	1,251	1,125	1,324	5,010	5,805
Non-cash stock-based compensation expense	17,327	18,174	18,026	16,700	13,386	70,227	55,468
Straight-line rental revenue	(34,351)	(33,351)	(23,698)	(9,692)	(18,242)	(101,092)	(25,513)
Straight-line rental expense	(97)	(271)	(475)	(160)	(136)	(1,003)	3,447
Above- and below-market rent amortization	(972)	(864)	(752)	(706)	(269)	(3,294)	(3,555)
Deferred tax (benefit) / expense	(26,184)	18,187	(30,714)	(517)	(15,048)	(39,228)	(37,834)
Leasing compensation and internal lease commissions	14,644	15,013	14,721	13,405	10,505	57,783	45,233
Recurring capital expenditures (1)	(168,539)	(77,998)	(62,083)	(35,305)	(130,245)	(343,925)	(305,712)

AFFO available to common stockholders and unitholders (2)	$469,358	$612,569	$576,127	$610,108	$463,682	$2,268,164	$2,015,471

Weighted-average shares and units outstanding - basic	349,354	347,301	343,546	342,594	339,442	345,717	329,485
Weighted-average shares and units outstanding - diluted (3)	349,740	347,700	343,909	343,050	339,982	346,086	329,899

AFFO per share - diluted (3)	$1.34	$1.76	$1.68	$1.78	$1.36	$6.55	$6.11

Dividends per share and common unit	$1.22	$1.22	$1.22	$1.22	$1.22	$4.88	$4.88

Diluted AFFO Payout Ratio	90.9%	69.2%	72.8%	68.6%	89.5%	74.5%	79.9%

	Three Months Ended					Twelve Months Ended
Share Count Detail	31-Dec-25	30-Sep-25	30-Jun-25	31-Mar-25	31-Dec-24	31-Dec-25	31-Dec-24

Weighted Average Common Stock and Units Outstanding	349,354	347,301	343,546	342,594	339,442	345,717	329,485
Add: Effect of dilutive securities	386	399	362	456	540	369	413
Weighted Avg. Common Stock and Units Outstanding - diluted	349,740	347,700	343,909	343,050	339,982	346,086	329,899

(1)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(2)	For a definition and discussion of AFFO, see the Definitions section. For a reconciliation of net income available to common stockholders to FFO and Core FFO, see above.
(3)	For all periods presented, we have excluded the effect of dilutive series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of FFO and for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Fourth Quarter 2025

	31-Dec-25	30-Sep-25	30-Jun-25	31-Mar-25	31-Dec-24
Assets
Investments in real estate:
Real estate	$31,359,298	$30,194,891	$29,836,218	$27,947,964	$27,558,993
Construction in progress	4,976,785	5,422,338	5,080,701	4,973,266	5,164,334
Land held for future development	91,130	66,668	73,665	69,089	38,785
Investments in Real Estate	$36,427,213	$35,683,897	$34,990,583	$32,990,319	$32,762,112
Accumulated depreciation and amortization	(9,993,596)	(9,665,380)	(9,341,719)	(8,856,535)	(8,641,331)
Net Investments in Properties	$26,433,617	$26,018,517	$25,648,865	$24,133,784	$24,120,781
Investment in unconsolidated entities	3,427,903	3,690,749	3,622,677	2,702,847	2,639,800
Net Investments in Real Estate	$29,861,520	$29,709,266	$29,271,542	$26,836,631	$26,760,582

Operating lease right-of-use assets, net	$1,135,645	$1,167,398	$1,180,657	$1,165,924	$1,178,853
Cash and cash equivalents	3,451,647	3,299,703	3,554,126	2,321,885	3,870,891
Accounts and other receivables, net (1)	1,358,895	1,496,105	1,586,146	1,373,521	1,257,464
Deferred rent, net	750,907	710,624	681,375	641,290	642,456
Goodwill	9,711,953	9,647,754	9,636,513	9,174,165	8,929,431
Customer relationship value, deferred leasing costs and other intangibles, net	2,134,698	2,080,898	2,171,318	2,124,989	2,178,054
Assets held for sale and contribution	349,826	116,624	139,993	953,236	—
Other assets	655,377	500,262	493,325	488,921	465,885
Total Assets	$49,410,468	$48,728,634	$48,714,995	$45,080,562	$45,283,616

Liabilities and Equity
Global unsecured revolving credit facilities, net	$899,090	$1,152,042	$567,699	$1,096,931	$1,611,308
Unsecured term loans, net	439,536	438,933	440,788	404,335	386,903
Unsecured senior notes, net of discount	16,194,441	15,808,565	16,641,367	14,744,063	13,962,852
Secured and other debt, net of discount	869,068	825,894	802,294	770,950	753,314
Operating lease liabilities	1,253,217	1,285,067	1,298,085	1,281,572	1,294,219
Accounts payable and other accrued liabilities	2,600,979	2,377,726	2,310,882	1,927,611	2,056,215
Deferred tax liabilities	1,124,724	1,151,374	1,137,305	1,109,294	1,084,562
Accrued dividends and distributions	428,337	—	—	—	418,661
Security deposits and prepaid rents	754,920	699,528	653,640	559,768	539,802
Obligations associated with assets held for sale and contribution	182	283	1,089	7,882	—
Total Liabilities	$24,564,494	$23,739,412	$23,853,149	$21,902,406	$22,107,836

Redeemable noncontrolling interests	1,498,975	1,535,972	1,505,889	1,459,322	1,433,185

Equity
Preferred Stock: $0.01 par value per share, 110,000 shares authorized:
Series J Cumulative Redeemable Preferred Stock (2)	$193,540	$193,540	$193,540	$193,540	$193,540
Series K Cumulative Redeemable Preferred Stock (3)	203,264	203,264	203,264	203,264	203,264
Series L Cumulative Redeemable Preferred Stock (4)	334,886	334,886	334,886	334,886	334,886
Common Stock: $0.01 par value per share, 502,000 shares authorized (5)	3,406	3,400	3,374	3,338	3,337
Additional paid-in capital	29,350,487	29,182,332	28,720,826	28,091,661	28,079,738
Dividends in excess of earnings	(6,690,722)	(6,358,501)	(5,997,607)	(6,604,217)	(6,292,085)
Accumulated other comprehensive (loss), net	(469,198)	(533,891)	(543,756)	(926,874)	(1,182,283)
Total Stockholders' Equity	$22,925,663	$23,025,030	$22,914,527	$21,295,598	$21,340,397

Noncontrolling Interests
Noncontrolling interest in operating partnership	$415,456	$420,280	$431,000	$415,956	$396,099
Noncontrolling interest in consolidated entities	5,880	7,940	10,430	7,280	6,099

Total Noncontrolling Interests	$421,336	$428,220	$441,430	$423,236	$402,198

Total Equity	$23,346,999	$23,453,250	$23,355,957	$21,718,834	$21,742,595

Total Liabilities and Equity	$49,410,468	$48,728,634	$48,714,995	$45,080,562	$45,283,616

(1)	Net of allowance for doubtful accounts of $86,351 and $59,224 as of December 31, 2025 and December 31, 2024, respectively.
(2)	Series J Cumulative Redeemable Preferred Stock, 5.250%, $200,000 liquidation preference ($25.00 per share), 8,000 shares issued and outstanding as of December 31, 2025 and December 31, 2024.
(3)	Series K Cumulative Redeemable Preferred Stock, 5.850%, $210,000 liquidation preference ($25.00 per share), 8,400 shares issued and outstanding as of December 31, 2025 and December 31, 2024.
(4)	Series L Cumulative Redeemable Preferred Stock, 5.200%, $345,000 liquidation preference ($25.00 per share), 13,800 shares issued and outstanding as of December 31, 2025 and December 31, 2024.
(5)	Common Stock: 343,557 and 336,637 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	Fourth Quarter 2025

44

Consolidated Properties Cash Net Operating Income (NOI)(2), Annualized (3)
Network-Dense	$1,178,813
Campus	1,957,833
Other (4)	77,358
Total Cash NOI, Annualized	$3,214,004
less: Partners' share of consolidated JVs	(84,721)
Acquisitions / dispositions / expirations	(142,880)
FY 2026 backlog cash NOI and 4Q25 carry-over (stabilized) (5)	359,005
Total Consolidated Cash NOI, Annualized	$3,345,408

Digital Realty's Pro Rata Share of Unconsolidated Entities Cash NOI (3) (6)	$361,940

Other Income
Development and Management Fees (net), Annualized	$182,769

Other Assets
Pre-stabilized inventory, at cost (7)	$480,686
Land held for development	91,130
Development CIP (8)	4,976,785
less: Investment associated with FY26 Backlog NOI (9)	(1,018,532)
Cash and cash equivalents	3,451,647
Accounts and other receivables, net	1,358,895
Other assets	655,377
less: Partners' share of consolidated entities assets	(160,412)
Total Other Assets	$9,835,576

Liabilities
Global unsecured revolving credit facilities	$918,539
Unsecured term loans	440,475
Unsecured senior notes	16,321,227
Secured and other debt	876,528
Accounts payable and other accrued liabilities	2,600,979
Deferred tax liabilities	1,124,724
Accrued dividends and distributions	428,337
Security deposits and prepaid rents	754,920
Obligations associated with assets held for sale and contribution	182
Backlog NOI cost to complete (9)	1,027,953
Preferred stock	755,000
Digital Realty's share of unconsolidated entities debt	1,897,624
less: Partners' share of consolidated entities liabilities	(522,145)
Total Liabilities	$26,624,343

(1)	Backlog and associated financial line items include activity related to unconsolidated entities properties.
(2)	For definitions and discussion of NOI and cash NOI and a reconciliation of operating income to NOI and cash NOI, see page 32.
(3)	Annualized cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only. Reflects annualized 4Q25 Cash NOI of $3.2 billion. NOI is allocated based on management’s estimates derived using contractual ABR and stabilized margins.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Estimated cash NOI related to signed leases that are expected to commence through December 31, 2026. Includes Digital Realty’s share of signed leases at unconsolidated entities properties.
(6)	For a reconciliation of Digital Realty’s pro rata share of unconsolidated entities operating income to cash NOI, see page 29.
(7)	Excludes Digital Realty’s share of cost at unconsolidated entities properties.
(8)	See page 26 for further details on the breakdown of the construction in progress balance.
(9)	Includes Digital Realty’s share of construction in progress and expected cost to complete at unconsolidated entities properties.

Debt Maturities	Financial Supplement
Unaudited and Dollars in thousands	Fourth Quarter 2025

	As of December 31, 2025
		Interest Rate
	Interest	Including
	Rate	Swaps	2026	2027	2028	2029	2030	Thereafter	Total
Global Unsecured Revolving Credit Facilities (1)
Global unsecured revolving credit facility	2.829%	2.829%	—	—	—	—	$797,938	—	$797,938
Yen revolving credit facility	1.275%	1.275%	—	—	—	—	120,601	—	120,601
Deferred financing costs, net	—	—	—	—	—	—	—	—	(19,449)
Total Global Unsecured Revolving Credit Facilities	2.625%	2.625%	—	—	—	—	$918,539	—	$899,090

Unsecured Term Loans (1)
Euro term loan facility	2.734%	2.734%	—	$440,475	—	—	—	—	$440,475
Deferred financing costs, net	—	—	—	—	—	—	—	—	(939)
Total Unsecured Term Loans	2.734%	2.734%	—	$440,475	—	—	—	—	$439,536

Senior Notes
₣275 million 0.200% Notes due 2026	0.200%	0.200%	$346,918	—	—	—	—	—	$346,918
₣150 million 1.700% Notes due 2027	1.700%	1.700%	—	$189,228	—	—	—	—	189,228
$1.00 billion 3.700% Notes due 2027 (2)	3.700%	2.485%	—	1,000,000	—	—	—	—	1,000,000
€500 million 1.125% Notes due 2028	1.125%	1.125%	—	—	$587,300	—	—	—	587,300
$900 million 5.550% Notes due 2028 (2)	5.550%	3.996%	—	—	900,000	—	—	—	900,000
$650 million 4.450% Notes due 2028	4.450%	4.450%	—	—	650,000	—	—	—	650,000
₣270 million 0.550% Notes due 2029	0.550%	0.550%	—	—	—	$340,611	—	—	340,611
$900 million 3.600% Notes due 2029	3.600%	3.600%	—	—	—	900,000	—	—	900,000
£350 million 3.300% Notes due 2029	3.300%	3.300%	—	—	—	471,625	—	—	471,625
$1.15 billion 1.875% Exchangeable Notes due 2029 (2)	1.875%	1.263%	—	—	—	1,150,000	—	—	1,150,000
€750 million 1.500% Notes due 2030	1.500%	1.500%	—	—	—	—	$880,950	—	880,950
£550 million 3.750% Notes due 2030	3.750%	3.750%	—	—	—	—	741,125	—	741,125
€500 million 1.250% Notes due 2031	1.250%	1.250%	—	—	—	—	—	$587,300	587,300
€1.00 billion 0.625% Notes due 2031	0.625%	0.625%	—	—	—	—	—	1,174,600	1,174,600
€750 million 1.000% Notes due 2032	1.000%	1.000%	—	—	—	—	—	880,950	880,950
€750 million 1.375% Notes due 2032	1.375%	1.375%	—	—	—	—	—	880,950	880,950
€600 million 3.750% Notes due 2033	3.750%	3.750%	—	—	—	—	—	704,760	704,760
€850 million 3.875% Notes due 2033	3.875%	3.875%	—	—	—	—	—	998,410	998,410
€850 million 3.875% Notes due 2034	3.875%	3.875%	—	—	—	—	—	998,410	998,410
€850 million 3.875% Notes due 2035	3.875%	3.875%	—	—	—	—	—	998,410	998,410
€800 million 4.250% Notes due 2037	4.250%	4.250%	—	—	—	—	—	939,680	939,680
Unamortized discounts, net	—	—	—	—	—	—	—	—	(46,316)
Deferred financing costs, net	—	—	—	—	—	—	—	—	(80,470)
Total Senior Notes	2.799%	2.596%	$346,918	$1,189,228	$2,137,300	$2,862,236	$1,622,075	$8,163,470	$16,194,441

Secured Debt
ICN10 Facilities	4.720%	3.133%	—	—	—	—	$11,698	—	$11,698
Westin	3.290%	3.290%	—	$135,000	—	—	—	—	135,000
Teraco Loans	8.999%	10.148%	$56,514	112,127	$420,744	$15,096	52,835	—	657,315
Deferred financing costs, net	—	—	—	—	—	—	—	—	(3,298)
Total Secured Debt	7.978%	8.894%	$56,514	$247,127	$420,744	$15,096	$64,533	—	$800,715

Other Debt
Icolo loans	12.732%	12.732%	$6,431	$4,899	$1,180	$5,660	—	—	$18,170
Total Other Debt	12.732%	12.732%	$6,431	$4,899	$1,180	$5,660	—	—	$18,170

Mandatorily Redeemable Preferred Shares (Teraco)
Mandatorily Redeemable Preferred Shares (Teraco)	9.675%	9.675%	$54,345	—	—	—	—	—	$54,345
Unamortized discounts, net	—	—	—	—	—	—	—	—	(4,162)
Total Redeemable Preferred Shares	9.675%	9.675%	$54,345	—	—	—	—	—	$50,183

Total unhedged variable rate debt	—	—	$56,086	$443,786	$16,446	$1,811	$929,353	—	$1,447,482
Total fixed rate / hedged variable rate debt	—	—	408,122	1,437,943	2,542,778	2,881,181	1,675,794	$8,163,470	17,109,288
Total Debt	3.043%	2.904%	$464,208	$1,881,729	$2,559,224	$2,882,992	$2,605,147	$8,163,470	$18,556,770

Weighted Average Interest Rate			2.694%	3.005%	4.468%	2.311%	2.719%	2.671%	2.904%

Summary

Weighted Average Term to Initial Maturity									5.0 Years

Weighted Average Maturity (assuming exercise of extension options)									5.0 Years

Global Unsecured Revolving Credit Facilities Detail As of December 31, 2025

	Maximum Available	Existing Capacity (3)	Currently Drawn

Global Unsecured Revolving Credit Facilities	$4,456,769	$3,444,047	$918,539

(1)	Assumes all extensions will be exercised.
(2)	Subject to cross-currency swaps.
(3)	Net of letters of credit issued of $94.2 million.

Debt Analysis and Covenant Compliance	Financial Supplement
Unaudited	Fourth Quarter 2025

	As of December 31, 2025

				Global Unsecured
	Unsecured Senior Notes			Credit Facilities
Debt Covenant Ratios (1)	Required	Actual (2)	Actual (3)	Required	Actual
Total outstanding debt / total assets (4)	Less than 60%	41%	35%	Less than 60% (5)	30%
Secured debt / total assets (6)	Less than 40%	5%	1%	Less than 40% (7)	3%
Total unencumbered assets / unsecured debt	Greater than 150%	256%	281%	N/A	N/A
Consolidated EBITDA / interest expense (8)	Greater than 1.50x	4.4x	4.4x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.50x	4.8x
Unencumbered assets debt service coverage ratio (9)		N/A	N/A	Greater than 1.50x	5.4

(1)	For definitions of the terms used in the table above and related footnotes, please refer to the indentures which govern the notes, the Third Amended and Restated Global Senior Credit Agreement dated as of September 24, 2024 and the Second Amended and Restated Yen facility Credit Agreement dated as of September 24, 2024, each as amended and which are filed as exhibits to our reports filed with the U.S. Securities and Exchange Commission.
(2)	Ratios for the Unsecured Senior Notes listed on page 17 except for the 0.20% notes due 2026, 1.70% notes due 2027, 5.550% notes due 2028, 0.55% notes due 2029, 1.875% notes due 2029, 1.250% notes due 2031, 0.625% notes due 2031, 1.00% notes due 2032, 1.375% notes due 2032, 3.750% notes due 2033, 3.875% notes due 2033, 3.875% notes due 2034, 3.875% notes due 2035 and 4.250% notes due 2037.
(3)	Ratios for the 0.20% notes due 2026, 1.70% notes due 2027, 5.550% notes due 2028, 0.55% notes due 2029, 1.875% notes due 2029, 1.250% notes due 2031, 0.625% notes due 2031, 1.00% notes due 2032, 1.375% notes due 2032, 3.750% notes due 2033, 3.875% notes due 2033, 3.875% notes due 2034, 3.875% notes due 2035 and 4.250% notes due 2037.
(4)	This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the global unsecured revolving credit facility and the Yen facility. For the calculation of Total Assets, please refer to the indentures which govern the notes, the Third Amended and Restated Global Senior Credit Agreement dated as of September 24, 2024 and the Second Amended and Restated Yen facility Credit Agreement dated as of September 24, 2024, each as amended and which are filed as exhibits to our reports filed with the U.S. Securities and Exchange Commission.
(5)	The company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the facility following any acquisition of one or more Assets.
(6)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the global unsecured revolving credit facility and the Yen facility.
(7)	The company has the right to maintain a Secured Debt Leverage Ratio of greater than 40.0% but less than or equal to 45.0% for up to four consecutive fiscal quarters during the term of the facility following any acquisition of one or more Assets.
(8)	Calculated as current quarter annualized consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).
(9)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the global unsecured revolving credit facility and the Yen facility.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	Fourth Quarter 2025

Stabilized (“Same-Capital”) Portfolio (1)

	Three Months Ended					Twelve Months Ended
	31-Dec-25	31-Dec-24	% Change	30-Sep-25	% Change	31-Dec-25	31-Dec-24	% Change
Rental revenues	$740,566	$690,569	7.2%	$736,542	0.5%	$2,880,090	$2,714,688	6.1%
Tenant reimbursements - Utilities	252,644	226,821	11.4%	244,458	3.3%	932,787	885,545	5.3%
Tenant reimbursements - Other	23,463	24,904	(5.8%)	26,224	(10.5%)	102,330	104,385	(2.0%)
Interconnection and other	91,087	81,660	11.5%	91,121	(0.0%)	357,643	323,547	10.5%
Total Revenue	$1,107,760	$1,023,954	8.2%	$1,098,345	0.9%	$4,272,850	$4,028,165	6.1%

Utilities	$266,615	$245,191	8.7%	$274,782	(3.0%)	$1,031,119	$1,001,884	2.9%
Rental property operating	213,275	199,186	7.1%	198,727	7.3%	772,706	712,225	8.5%
Property taxes	37,078	31,456	17.9%	40,905	(9.4%)	148,590	141,129	5.3%
Insurance	4,804	4,158	15.5%	4,841	(0.8%)	18,963	15,542	22.0%
Total Expenses	$521,772	$479,991	8.7%	$519,255	0.5%	$1,971,378	$1,870,780	5.4%

Net Operating Income (2)	$585,988	$543,963	7.7%	$579,090	1.2%	$2,301,472	$2,157,385	6.7%
Less:
Stabilized straight-line rent	$4,384	$8,874	(50.6%)	$6,017	(27.1%)	$13,398	$11,009	21.7%
Above- and below-market rent	636	91	595.3%	580	9.5%	2,318	1,795	29.1%
Cash Net Operating Income (3)	$580,968	$534,998	8.6%	$572,493	1.5%	$2,285,756	$2,144,581	6.6%

Constant Currency Cash Net Operating Income (4)	$559,059	$534,998	4.5%			$2,240,979	$2,144,581	4.5%

Stabilized Portfolio Occupancy at period end (5)	83.7%	83.5%	(0.2%)	83.7%	(0.1%)	83.7%	83.5%	(0.2%)

(1)	Represents buildings owned as of December 31, 2023 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2024-2025, buildings classified as held for sale and contribution, and buildings sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.
(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 32.
(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to cash NOI, see page 32.
(4)	Adjustment calculated by holding currency translation rates for 2025 constant with average currency translation rates that were applicable to the same periods in 2024.
(5)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter End December 31, 2025	Fourth Quarter 2025

	0-1 MW		> 1 MW		Other (3)		Total
Leasing Activity - New (1) (2)	4Q25	LTM	4Q25	LTM	4Q25	LTM	4Q25	LTM

Annualized GAAP Rent (in thousands)	$77,118	$268,637	$77,987	$371,302	$722	$3,672	$155,826	$643,611

Kilowatt leased	22,788	78,204	35,852	152,556	—	—	58,640	230,760
NRSF (in thousands)	219	845	270	1,188	9	61	498	2,093

Weighted Average Lease Term (years)	4.2	4.5	8.9	10.0	8.6	8.3	6.1	7.5

Initial stabilized cash rent per Kilowatt	$278	$283	$154	$172	—	—	$202	$210
GAAP rent per Kilowatt	$282	$286	$181	$203	—	—	$220	$231
Leasing cost per Kilowatt	$46	$32	$1	$2	—	—	$19	$12

Net Effective Economics by Kilowatt (4)

Base rent by Kilowatt	$284	$290	$184	$205	—	—	$223	$234
Rental concessions by Kilowatt	$2	$3	$3	$2	—	—	$3	$3
Estimated operating expense by Kilowatt	$81	$82	$46	$51	—	—	$59	$62

Net rent per Kilowatt	$201	$205	$135	$152	—	—	$161	$170

Tenant improvements by Kilowatt	$4	$3	—	—	—	—	$1	$1
Leasing commissions by Kilowatt	$12	$9	—	$0	—	—	$5	$3

Net effective rent per Kilowatt	$185	$192	$135	$151	—	—	$155	$165

Initial stabilized cash rent per NRSF	$348	$314	$246	$266	$73	$54	$287	$279
GAAP rent per NRSF	$352	$318	$289	$313	$78	$60	$313	$307
Leasing cost per NRSF	$57	$36	$2	$3	$5	$3	$27	$16

Net Effective Economics by NRSF (4)

Base rent by NRSF	$355	$322	$293	$316	$78	$60	$317	$311
Rental concessions by NRSF	$3	$4	$4	$4	—	—	$4	$4
Estimated operating expense by NRSF	$101	$91	$73	$79	$8	$8	$84	$82

Net rent per NRSF	$252	$227	$216	$233	$70	$52	$229	$225

Tenant improvements by NRSF	$5	$4	—	—	—	$0	$2	$2
Leasing commissions by NRSF	$15	$10	$0	—	$3	$1	$7	$4

Net effective rent per NRSF	$232	$213	$215	$233	$66	$50	$220	$219

(1)	Excludes short-term, roof, storage, and garage leases.
(2)	Includes leases for new and re-leased space.
(3)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(4)	All dollar amounts are per square foot averaged over lease term. Per Kilowatt amounts are presented in monthly values. Per NRSF amounts are presented in yearly values.

Note: LTM is last twelve months, including current quarter. Weighted average lease term excludes renewal options and is weighted by net rentable square feet.

Summary of Leasing Activity	Financial Supplement
Leases Renewed in the Quarter Ended December 31, 2025	Fourth Quarter 2025

	0-1 MW		> 1 MW		Other (4)		Total
Leasing Activity - Renewals (1) (2) (3)	4Q25	LTM	4Q25	LTM	4Q25	LTM	4Q25	LTM

Leases renewed (Kilowatt)	39,022	144,934	38,925	84,328	—	—	77,947	229,261
Leases renewed (NRSF in thousands)	618	2,039	493	1,008	64	471	1,176	3,517
Leasing cost per Kilowatt	$1	$1	$7	$4	—	—	$4	$2
Leasing cost per NRSF	$1	$1	$7	$4	$1	$2	$1	$2

Weighted Term (years)	1.8	1.4	6.0	5.1	3.8	4.2	3.7	2.9

Cash Rent

Expiring cash rent per Kilowatt	$359	$315	$174	$161	—	—	$266	$258
Renewed cash rent per Kilowatt	$374	$328	$188	$181	—	—	$281	$274

% Change Cash Rent Per Kilowatt	4.3%	4.1%	8.1%	12.3%	—	—	5.5%	6.0%

Expiring cash rent per NRSF	$272	$269	$165	$162	$73	$53	$216	$209
Renewed cash rent per NRSF	$283	$280	$178	$182	$98	$67	$229	$223

% Change Cash Rent Per NRSF	4.3%	4.1%	8.1%	12.3%	33.8%	26.8%	6.1%	6.7%

GAAP Rent

Expiring GAAP rent per Kilowatt	$358	$314	$152	$146	—	—	$255	$252
Renewed GAAP rent per Kilowatt	$375	$329	$192	$185	—	—	$284	$276

% Change GAAP Rent Per Kilowatt	4.9%	4.6%	26.4%	27.0%	—	—	11.3%	9.4%

Expiring GAAP rent per NRSF	$271	$268	$143	$146	$67	$49	$206	$204
Renewed GAAP rent per NRSF	$284	$280	$181	$186	$102	$71	$231	$225

% Change GAAP Rent Per NRSF	4.9%	4.6%	26.4%	27.0%	52.0%	43.0%	12.0%	10.5%

Retention ratio (5)	83.5%	80.4%	72.3%	66.2%	87.9%	76.8%	78.6%	75.3%

Churn (6)	2.2%	8.5%	1.1%	3.2%	0.2%	3.4%	1.5%	5.4%

(1)	Excludes short-term, roof, storage, and garage leases.
(2)	Rental rates represent annual estimated cash rent per kilowatt and net rentable square feet, adjusted for straight-line rents in accordance with GAAP.
(3)	Per Kilowatt amounts are presented in monthly values. Per NRSF amounts are presented in yearly values.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Based on square feet.
(6)	Churn is defined as recurring revenue lost during the period due to leases terminated or not renewed, divided by recurring revenue at the beginning of the period.

Note: LTM is last twelve months, including current quarter. Weighted average lease term excludes renewal options and is weighted by net rentable square feet.

Lease Expirations - By Size	Financial Supplement
Dollars and Square Feet in Thousands (except per square foot and per kW data)	Fourth Quarter 2025

			% of	Annualized Rent Per	Annualized Rent Per				Rent Per kW
	Square Footage of	Annualized	Annualized	Occupied	Occupied Square	Annualized Rent	kW of Expiring	Rent per kW	Per Month at
Year	Expiring Leases (1)	Rent (2)	Rent	Square Foot	Foot at Expiration	at Expiration	Leases	Per Month	Expiration
0-1 MW
Available	3,222	—	—	—	—	—	—	—	—
Month to Month (3)	279	$81,067	1.9%	$291	$294	$81,838	16,168	$418	$422
2026	2,418	797,550	19.0%	330	330	797,485	177,793	374	374
2027	801	204,342	4.9%	255	262	209,837	61,779	276	283
2028	591	155,393	3.7%	263	281	165,805	44,411	292	311
2029	326	73,909	1.8%	227	249	81,204	24,053	256	281
2030	305	73,958	1.8%	242	262	79,847	21,607	285	308
2031	177	29,273	0.7%	166	192	33,897	8,174	298	346
2032	88	22,689	0.5%	257	292	25,776	7,155	264	300
2033	45	12,589	0.3%	279	342	15,449	3,443	305	374
2034	20	2,416	0.1%	122	123	2,426	814	247	248
2035	35	6,740	0.2%	195	215	7,447	2,491	225	249
Thereafter	182	2,086	0.0%	11	12	2,210	1,932	90	95

Total / Wtd. Avg.	8,488	$1,462,012	34.9%	$278	$285	$1,503,222	369,819	$329	$339

> 1 MW	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,155	—	—	—	—	—	—	—	—
Month to Month (3)	114	$15,596	0.4%	$137	$138	$15,699	9,047	$144	$145
2026	1,618	259,941	6.2%	161	162	261,760	147,952	146	147
2027	1,559	257,982	6.2%	166	170	265,375	150,153	143	147
2028	1,754	240,052	5.7%	137	144	253,424	157,629	127	134
2029	1,888	298,326	7.1%	158	169	319,579	215,624	115	124
2030	1,726	272,971	6.5%	158	171	295,501	176,754	129	139
2031	1,240	193,432	4.6%	156	179	222,039	127,304	127	145
2032	1,127	170,809	4.1%	152	172	193,305	108,806	131	148
2033	490	83,138	2.0%	170	194	94,781	51,409	135	154
2034	1,223	157,121	3.7%	128	148	180,612	120,516	109	125
2035	408	74,540	1.8%	183	201	81,974	47,982	129	142
Thereafter	2,637	482,069	11.5%	183	253	666,346	271,950	148	204

Total / Wtd. Avg.	16,938	$2,505,977	59.8%	$159	$181	$2,850,394	1,585,126	$132	$150

Other (4)	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,159	—	—	—	—	—	—	—	—
Month to Month (3)	51	$1,943	0.0%	$38	$39	$1,960	—	—	—
2026	903	28,272	0.7%	31	31	28,410	—	—	—
2027	370	14,773	0.4%	40	41	15,217	—	—	—
2028	513	16,191	0.4%	32	33	16,961	—	—	—
2029	605	41,620	1.0%	69	75	45,214	—	—	—
2030	903	51,259	1.2%	57	63	57,314	—	—	—
2031	93	3,713	0.1%	40	45	4,211	—	—	—
2032	59	3,272	0.1%	55	62	3,692	—	—	—
2033	108	4,480	0.1%	41	48	5,128	—	—	—
2034	577	22,948	0.5%	40	48	27,576	—	—	—
2035	617	19,881	0.5%	32	39	24,319	—	—	—
Thereafter	1,474	17,563	0.4%	12	13	18,864	—	—	—

Total / Wtd. Avg.	7,433	$225,915	5.4%	$36	$40	$248,867	—	—	—

Total	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	5,536	—	—	—	—	—	—	—	—
Month to Month (3)	443	$98,605	2.4%	$222	$224	$99,496	—	—	—
2026	4,939	1,085,764	25.9%	220	220	1,087,655	—	—	—
2027	2,730	477,097	11.4%	175	180	490,429	—	—	—
2028	2,858	411,637	9.8%	144	153	436,190	—	—	—
2029	2,819	413,855	9.9%	147	158	445,997	—	—	—
2030	2,934	398,188	9.5%	136	147	432,662	—	—	—
2031	1,510	226,417	5.4%	150	172	260,147	—	—	—
2032	1,274	196,770	4.7%	154	175	222,773	—	—	—
2033	643	100,207	2.4%	156	180	115,358	—	—	—
2034	1,821	182,486	4.4%	100	116	210,614	—	—	—
2035	1,060	101,160	2.4%	95	107	113,741	—	—	—
Thereafter	4,292	501,718	12.0%	117	160	687,420	—	—	—

Total / Wtd. Avg.	32,858	$4,193,904	100.0%	$153	$168	$4,602,483	—	—	—

(1)	For some buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2025, multiplied by 12.
(3)	Includes leases, licenses, and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
(4)	Other includes unimproved building shell capacity as well as storage and office space within fully improved data center facilities.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated entities based on our ownership percentage.

Top 20 Customers by Annualized Rent	Financial Supplement
Dollars in Thousands	Fourth Quarter 2025

s

					Weighted
					Average
			Annualized	% of Annualized	Remaining
		Number of	Recurring	Recurring	Lease Term in
	Customer	Locations	Revenue (1)	Revenue	Years
1	Fortune 50 Software Company	76	$547,189	11.7%	9.4
2	Oracle Corporation	42	424,130	9.0%	10.2
3	Social Content Platform	33	246,602	5.3%	2.9
4	Global Cloud Provider	64	212,744	4.5%	3.6
5	IBM	34	109,596	2.3%	2.6
6	Equinix	14	95,641	2.0%	4.6
7	LinkedIn Corporation	8	77,088	1.6%	2.5
8	Meta Platforms, Inc.	49	73,494	1.6%	2.8
9	Fortune 25 Investment Grade-Rated Company	29	67,366	1.4%	2.1
10	Social Media Platform	2	63,572	1.4%	5.4
11	Fortune 25 Tech Company	57	62,971	1.3%	4.1
12	Specialized Cloud Provider	4	61,554	1.3%	3.7
13	Lumen Technologies, Inc.	112	56,649	1.2%	8.2
14	AT&T	75	48,802	1.0%	2.4
15	Comcast Corporation	43	47,235	1.0%	2.5
16	JPMorgan Chase & Co.	21	44,326	0.9%	2.5
17	Quantitative Research and Investment Firm	2	41,524	0.9%	5.5
18	Morgan Stanley	13	39,944	0.9%	3.9
19	Rackspace	23	39,768	0.8%	9.1
20	Global Commerce Platform	13	39,500	0.8%	5.6
	Total / Weighted Average		$2,399,695	50.9%	6.1

(1)	Annualized recurring revenue represents the monthly contractual base rent (defined as cash base rent before abatements) and interconnection revenue under existing leases as of December 31, 2025, multiplied by 12.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated entities based on ownership percentage. Our direct customers may be the entities named in the table above or their subsidiaries or affiliates.

Occupancy Analysis	Financial Supplement
Dollars and Square Feet in Thousands	Fourth Quarter 2025

	Net Rentable	Space Under Active	Space Held for	Annualized	Occupancy (5)		White Space	Data Center
Metropolitan Area	Square Feet (1)	Development (2)	Development (3)	Rent (4)	31-Dec-25	30-Sep-25	IT Load (6)	Count
North America

Northern Virginia	5,200	309	283	$761,054	95.1%	95.0%	503.7	16
Chicago	2,230	565	68	251,774	93.9%	93.6%	82.4	7
New York	1,497	70	28	191,514	72.2%	72.3%	61.8	10
Dallas	2,660	408	246	189,680	82.6%	82.6%	92.3	16
Portland	1,147	—	—	159,403	99.9%	99.9%	122.5	3
Silicon Valley	1,175	13	37	154,319	81.7%	88.0%	91.2	11
Phoenix	783	19	—	73,279	75.6%	75.6%	44.6	2
Toronto	593	—	135	67,732	96.5%	96.5%	55.8	2
San Francisco	844	—	—	65,457	60.1%	58.9%	31.5	5
Seattle	412	—	—	64,352	67.5%	68.2%	5.9	1
Atlanta	154	68	314	51,444	76.7%	77.4%	11.3	3
Los Angeles	750	—	104	47,590	86.6%	83.5%	16.1	2
Houston	393	—	14	18,775	69.7%	69.7%	11.0	6
Boston	336	—	51	13,017	39.4%	40.9%	12.9	2
Austin	86	—	—	7,845	60.9%	60.8%	4.4	1
Miami	150	—	12	7,091	85.4%	85.5%	2.3	1
Charlotte	95	—	—	6,646	94.4%	94.3%	1.4	3
North America Total/Weighted Average	18,504	1,452	1,290	$2,130,972	85.5%	85.6%	1,151.0	91

EMEA

Frankfurt	2,102	1,071	—	$265,169	81.9%	83.8%	135.0	24
London	1,348	77	76	241,945	65.4%	65.7%	97.0	13
Amsterdam	1,425	202	19	216,485	81.4%	87.6%	127.2	13
Paris	1,262	622	—	191,592	84.4%	87.0%	122.6	12
Johannesburg	1,681	530	—	188,233	83.3%	83.2%	92.4	5
Zurich	596	—	—	88,512	78.2%	78.3%	44.9	3
Marseille	558	237	378	88,406	78.1%	76.5%	43.0	4
Dublin	555	—	—	70,548	76.1%	73.6%	39.1	9
Madrid	352	56	—	59,067	79.1%	79.3%	22.3	4
Vienna	356	133	—	56,300	82.2%	82.2%	27.2	3
Cape Town	326	402	—	50,581	89.3%	89.1%	21.1	2
Brussels	338	—	—	42,558	70.0%	70.8%	21.5	3
Copenhagen	226	—	99	27,235	72.7%	73.5%	12.8	3
Stockholm	245	—	—	23,873	46.4%	44.9%	15.1	6
Dusseldorf	181	55	—	21,861	50.8%	66.7%	8.4	3
Athens	148	61	—	20,382	82.8%	82.7%	9.0	4
Durban	59	—	—	8,156	69.6%	69.6%	2.1	1
Mombasa	37	—	21	4,957	47.3%	45.6%	1.9	2
Nairobi	16	75	—	3,981	66.7%	70.1%	0.9	1
Zagreb	34	—	—	3,159	66.8%	98.0%	1.6	1
Maputo	3	—	—	636	45.7%	45.7%	0.2	1
Crete	11	—	—	233	6.1%	4.6%	1.0	1
Rome	0	37	—	203	100.0%	100.0%	0.1	1
Lisbon	—	—	44	—	—	—	—	—
Barcelona	—	144	—	—	—	—	—	—
EMEA Total/Weighted Average	11,858	3,701	638	$1,674,070	77.9%	79.2%	846.1	119

Asia Pacific

Singapore	810	—	80	$239,622	89.9%	89.9%	72.2	3
Sydney	361	—	88	28,748	83.3%	83.3%	22.8	4
Hong Kong	180	—	104	22,644	88.2%	86.1%	13.5	1
Melbourne	147	—	—	18,929	90.3%	90.5%	9.6	2
Seoul	162	1,025	—	10,965	51.5%	35.6%	12.0	1
Asia Pacific Total/Weighted Average	1,660	1,025	272	$320,908	84.6%	82.7%	130.0	11

Consolidated Portfolio Total/Weighted Average	32,022	6,177	2,200	$4,125,949	82.6%	83.1%	2,127.2	221

Held For Sale (7)	100	—	2	$6,762	71.5%	71.5%	4.4	1

Managed Unconsolidated entities

Northern Virginia	3,581	2,325	—	$376,530	97.4%	97.2%	276.5	15
Chicago	1,118	—	—	127,300	97.0%	97.0%	94.2	3
Frankfurt	551	—	—	58,867	86.3%	85.5%	46.1	5
Dallas	463	—	10	39,990	99.9%	99.9%	26.0	3
Silicon Valley	442	—	400	30,807	100.0%	100.0%	6.0	4
Paris	181	90	—	26,588	80.5%	80.5%	20.0	1
New York	144	—	—	20,224	100.0%	100.0%	7.2	1
Toronto	104	—	—	12,597	81.4%	81.4%	6.8	1
Los Angeles	196	—	—	10,850	81.9%	84.9%	4.5	2
Hong Kong	186	—	—	7,320	32.7%	32.9%	11.0	1
Lagos	8	26	—	3,504	61.9%	56.3%	1.7	3
Accra	24	—	—	84	1.1%	—	1.7	1
Managed Unconsolidated Portfolio Total/Weighted Average	7,000	2,441	409	$714,661	93.7%	93.5%	501.5	40

Managed Portfolio Total/Weighted Average	39,022	8,618	2,609	$4,840,611	84.6%	85.0%	2,628.7	261

Digital Realty Share Total/Weighted Average (8)	32,858	6,001	2,541	$4,193,904	83.2%	83.6%	2,201.4	—

Non-Managed Unconsolidated entities

Sao Paulo	1,508	64	1,117	$203,391	98.8%	98.7%	127.0	25
Tokyo	1,261	336	—	123,724	77.7%	76.1%	86.1	5
Osaka	644	113	23	82,596	86.3%	85.1%	64.9	4
Santiago	214	47	47	27,742	95.4%	95.4%	16.2	3
Queretaro	105	—	583	13,959	100.0%	100.0%	8.0	3
Rio De Janeiro	112	—	—	11,620	100.0%	100.0%	8.0	2
Seattle	51	—	—	7,770	100.0%	100.0%	9.0	1
Jakarta	135	—	—	4,048	38.3%	30.1%	6.5	2
Fortaleza	94	—	—	2,101	15.9%	13.6%	6.2	1
Chennai	61	—	119	467	8.5%	8.5%	7.2	1
Mumbai	—	501	—	—	—	—	—	—
Bogota	—	—	197	—	—	—	—	2
Non-Managed Portfolio Total/Weighted Average	4,186	1,061	2,087	$477,419	85.3%	83.1%	339.0	49

Portfolio Total/Weighted Average	43,208	9,679	4,696	$5,318,029	84.7%	84.8%	2,967.7	310

(1)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Space under active development includes current Base Building and Data Center projects in progress.
(3)	Space held for development includes space held for future Data Center development and excludes space under active development.
(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2025, multiplied by 12.
(5)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.
(6)	White Space IT Load represents UPS-backed utility power dedicated to Digital Realty’s operated data center space.
(7)	Held for Sale represents the assets targeted to be sold or contributed in 1Q26.
(8)	Represents consolidated portfolio plus our managed portfolio of unconsolidated entities based on our ownership percentage.

Development Lifecycle (1)	Financial Supplement
Dollars in Thousands	Fourth Quarter 2025

	Future Development Capacity				Data Center Construction

	IT Capacity (100% Share) (2)		Total Investment (3)		Project Summary (4)			100% Share (4)			DLR Share (5)

					Under		Average	Current	Future	Total	Current	Future	Total
			100% Share	DLR Share	Construction		Expected	Investment	Investment	Investment	Investment	Investment	Investment	Yields
Region	Land (MW)	Shell (MW)	(4)	(5)	(MW)	% Leased	Completion	(6)	(7)	(8)	(6)	(7)	(8)	(9)
Northern Virginia	800	70	$2,038,688	$1,590,576	348	86%	4Q26	$1,396,096	$2,671,068	$4,067,164	$601,458	$767,916	$1,369,374
Chicago	70	—	66,590	66,590	66	73%	1Q27	228,724	689,847	918,571	228,724	689,847	918,571
Dallas	680	10	326,744	115,763	100	68%	4Q26	176,615	1,237,502	1,414,118	152,958	599,539	752,497
Other	1,050	130	2,289,356	2,190,435	9	59%	2Q26	82,256	75,424	157,680	47,577	51,936	99,513
Americas	2,600	210	$4,721,378	$3,963,363	523	81%		$1,883,692	$4,673,841	$6,557,533	$1,030,717	$2,109,237	$3,139,954	12.7%

Frankfurt	90	60	$1,035,476	$811,581	31	11%	1Q27	$421,477	$276,717	$698,194	$421,477	$276,717	$698,194
Amsterdam	40	—	40,882	40,882	26	47%	2Q26	259,742	109,527	369,268	259,742	109,527	369,268
Paris	230	50	503,508	442,613	22	45%	2Q27	137,909	229,812	367,721	42,223	211,004	253,227
Other	500	110	861,899	812,902	109	17%	1Q27	760,623	740,388	1,501,011	678,772	678,049	1,356,821
EMEA	860	220	$2,441,765	$2,107,979	188	23%		$1,579,751	$1,356,444	$2,936,195	$1,402,215	$1,275,297	$2,677,511	11.0%

Tokyo	30	—	$91,877	$45,939	28	41%	4Q26	$153,371	$176,246	$329,616	$76,685	$88,123	$164,808
Sydney	—	10	44,661	44,661	7	100%	2Q26	24,039	49,237	73,276	24,039	49,237	73,276
Osaka	40	—	25,660	12,830	12	50%	3Q26	50,711	60,987	111,697	25,355	30,493	55,849
Other	150	110	689,088	549,954	10	_	4Q26	16,011	75,533	91,544	5,332	25,152	30,484
APAC	220	120	$851,287	$653,384	58	43%		$244,131	$362,002	$606,133	$131,411	$193,006	$324,417	10.8%

Total	3,680	550	$8,014,429	$6,724,727	769	64%		$3,707,574	$6,392,287	$10,099,862	$2,564,343	$3,577,539	$6,141,883	11.9%

(1)	Includes development projects in consolidated and unconsolidated entities.
(2)	Represents the expected megawatt capacity to be developed based on our current plans and estimates; actual megawatt capacity developed may differ. Includes land and space held or actively under construction in preparation for future data center fit-out.
(3)	Represents cost incurred through December 31, 2025, plus remaining cost to complete on approved phases in preparation for future data center fit-out, including pro-rata share of acquisition, shell, and infrastructure costs.
(4)	Includes Digital Realty's and partners' shares in development joint ventures projects.
(5)	Includes only Digital Realty's share in development joint ventures projects.
(6)	Represents cost incurred through December 31, 2025.
(7)	Represents estimated cost to complete scope of work pursuant to approved development budget.
(8)	Represents total cost to develop a data center, including pro-rata share of acquisition, infrastructure, and shell space, plus the direct investment in the data center fit-out.
(9)	Represents pre-tax estimated stabilized cash yields, which are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions.

Construction Projects in Progress (1)	Financial Supplement
Dollars in Thousands	Fourth Quarter 2025

	100% Share (2)			DLR Share (3)
	Current	Future	Total	Current	Future	Total
Construction Projects in Progress	Investment (4) (10)	Investment (5)	Investment	Investment (4) (6) (10)	Investment (5)	Investment
Future Development Capacity (7)	$3,862,671	$4,151,758	$8,014,429	$3,277,055	$3,447,672	$6,724,727
Data Center Construction	3,707,574	6,392,287	10,099,861	2,564,343	3,577,539	6,141,882
Equipment Pool & Other Inventory (8)	279,942	—	279,942	279,942	—	279,942
Campus, Tenant Improvements & Other (9)	263,408	257,176	520,584	263,408	257,176	520,584
Total Land Held and Development CIP	$8,113,595	$10,801,221	$18,914,816	$6,384,748	$7,282,387	$13,667,135

Enhancement & Other	$7,844	$5,433	$13,277	$7,844	$5,433	$13,277
Recurring	43,494	41,378	84,872	43,494	41,378	84,872
Total Land Held and Construction in Progress	$8,164,933	$10,848,032	$19,012,965	$6,436,086	$7,329,198	$13,765,284

(1)	Includes development projects in consolidated and unconsolidated entities.
(2)	Includes Digital Realty's and partners' shares in development joint ventures projects.
(3)	Includes only Digital Realty's share in development joint ventures projects.
(4)	Represents cost incurred through December 31, 2025.
(5)	Represents estimated cost to complete scope of work pursuant to approved development budget.
(6)	Excludes $113 million representing our partners' shares in consolidated entities included in Construction in Progress or Land Held for Future Development in our Consolidated Balance Sheet; includes $1,090 million representing Digital Realty's share in development projects classified as Investments in Unconsolidated entities in our Consolidated Balance Sheet.
(7)	Includes land and space held or actively under construction in preparation for future data center fit-out.
(8)	Represents long-lead equipment and materials required for timely deployment and delivery of data center fit-out.
(9)	Represents improvements in progress as of December 31, 2025, which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first-generation tenant improvements. Includes $2.8 million included in our Consolidated Balance Sheet related to fair value adjustments on Teraco portfolio projects that were partially constructed as of August 1, 2022.
(10)	Includes $336.4 million classified as assets held for sale and contribution in our Consolidated Balance Sheet related to development projects that are expected to be contributed to our Digital Realty DC Partners NA Fund.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars and Square Feet in Thousands	Fourth Quarter 2025

	Three Months Ended					Twelve Months Ended
	31-Dec-25	30-Sep-25	30-Jun-25	31-Mar-25	31-Dec-24	31-Dec-25	31-Dec-24

Non-Recurring Capital Expenditures (1)

Development (2)	$756,758	$532,590	$565,168	$686,622	$528,356	$2,541,138	$2,260,693

Enhancements and Other Non-Recurring	4,385	8,114	10,234	5,588	13,384	28,321	35,243

Total Non-Recurring Capital Expenditures	$761,143	$540,704	$575,402	$692,210	$541,740	$2,569,459	$2,295,936

Recurring Capital Expenditures (3)	$168,539	$77,998	$62,083	$35,305	$130,245	$343,925	$305,712

Total Direct Capital Expenditures	$929,682	$618,702	$637,485	$727,515	$671,985	$2,913,384	$2,601,647

Indirect Capital Expenditures

Capitalized Interest	$34,783	$32,923	$29,393	$30,095	$34,442	$127,194	$118,868

Capitalized Overhead	37,696	35,767	37,445	29,693	28,983	140,601	111,226

Total Indirect Capital Expenditures	$72,479	$68,690	$66,838	$59,788	$63,425	$267,795	$230,094

Total Improvements to and Advances for Investment in Real Estate	$1,002,161	$687,392	$704,323	$787,303	$735,410	$3,181,179	$2,831,740

(1)	Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs.
(2)	Amount reflects the total capital expenditures on consolidated development projects during the quarter. The total includes 100% of spending on projects contributed to joint ventures prior to their contribution.
(3)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.

Acquisitions / Dispositions/ Joint Ventures	Financial Supplement
Dollars and Square Feet in Thousands	Fourth Quarter 2025

Closed Acquisitions:

	Acquisition	Metropolitan	Date	Purchase	Cap
Property	Type	Area	Acquired	Price (1)	Rate (2)
Petah Tikva	Land	Tel Aviv, Israel	11/5/2025	$7,065	NA
Hillsboro Campus	Land	Portland, OR	12/22/2025	23,600	NA
Carnaxide, Portugal	Land and Building	Lisbon, Portugal	12/30/2025	8,340	NA
Total				$39,005	—

Closed Dispositions:

	Disposition	Metropolitan	Date	Sale	Cap
Property	Type	Area	Disposed	Price (1)	Rate (2)
Alpha Road	Building	Dallas, TX	10/8/2025	$33,000	NA
Total				$33,000	—

Closed Joint Venture / Fund Contributions:

	Metropolitan		Contribution	Cap
Property	Area	Date	Price	Rate (2)
	—	—	—	—
Total	—	—	—	—

(1)	Represents the purchase price or sale price, as applicable before contractual price adjustments, transaction expenses, taxes, and potential currency fluctuations. All prices were converted to USD based on FX rate as of December 31, 2025.
(2)	We calculate the cash capitalization rate on acquisitions, dispositions, and joint venture and fund contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the data centers subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, tenant bankruptcies, property tax reassessments and unanticipated expenses at the data centers that we cannot pass on to tenants.

Unconsolidated Entities	Financial Supplement
Dollars in Thousands	Fourth Quarter 2025

Summary Balance Sheet -	As of December 31, 2025
at the JV's 100% Share	Americas (1)	APAC (2)	EMEA (3)	Global (4)	Total

Gross cost of operating real estate	$9,750,350	$2,331,469	$962,858	$1,718,755	$14,763,432
Accumulated depreciation and amortization	(1,321,316)	(365,532)	(23,717)	(174,658)	(1,885,223)
Net Book Value of Operating Real Estate	$8,429,034	$1,965,937	$939,141	$1,544,097	$12,878,209
Cash	449,204	408,700	88,037	29,863	975,804
Other assets	1,904,561	240,401	242,158	500,330	2,887,450
Total Assets	$10,782,799	$2,615,038	$1,269,336	$2,074,290	$16,741,463

Debt	3,869,443	906,684	379,955	669,545	5,825,627
Other liabilities	1,017,228	220,761	323,583	512,728	2,074,300
Equity / (deficit)	5,896,128	1,487,593	565,798	892,017	8,841,536
Total Liabilities and Equity	$10,782,799	$2,615,038	$1,269,336	$2,074,290	$16,741,463

Digital Realty's Pro Rata Share of Unconsolidated entities Debt	$1,167,127	$438,752	$75,991	$215,754	$1,897,624

Summary Statement of Operations -	Three Months Ended December 31, 2025
at the JV's 100% Share	Americas (1)	APAC (2)	EMEA (3)	Global (4)	Total

Total revenues	$291,321	$91,249	$17,341	$46,161	$446,072
Operating expenses	(121,920)	(41,237)	(5,998)	(22,419)	(191,574)
Net Operating Income (NOI)	$169,401	$50,012	$11,343	$23,742	$254,498

Straight-line rent	(8,471)	(1,505)	(2,961)	(552)	(13,489)
Above and below market rent	(2,881)	—	(939)	(3,069)	(6,889)
Cash Net Operating Income (NOI)	$158,049	$48,507	$7,443	$20,121	$234,120

Interest expense	($60,415)	($3,490)	($2,027)	($7,188)	($73,120)
Depreciation and amortization	(135,684)	(24,343)	(5,536)	(23,112)	(188,675)
Other income / (expense)	(4,972)	(5,698)	(1,668)	2,900	(9,438)
FX remeasurement on USD debt	10,584	—	5,788	(8,345)	8,027
Total Non-Operating Expenses	($190,487)	($33,531)	($3,443)	($35,745)	($263,206)

Net Income / (Loss)	($21,086)	$16,481	$7,900	($12,003)	($8,709)

Digital Realty's Pro Rata Share of Unconsolidated entities NOI	$59,463	$24,978	$2,465	$11,299	$98,205

Digital Realty's Pro Rata Share of Unconsolidated entities Cash NOI	$55,187	$24,227	$1,685	$9,386	$90,485

Digital Realty's Earnings (loss) income from unconsolidated entities	($13,012)	$7,851	$6,876	$2,944	$4,659

Digital Realty's Pro Rata Share of Core FFO (5)	$22,728	$20,022	$1,220	$11,720	$55,690

Digital Realty's Fee Income from Unconsolidated entities	$28,508	$971	$1,908	$3,903	$35,290

(1)	Includes Ascenty, Blackstone NoVa, Clise, Digital Realty DC Partners NA Fund, GI Partners, Mapletree, Menlo, Mitsubishi, Realty Income, TPG Real Estate, and Walsh.
(2)	Includes Digital Realty Bersama, Digital Connexion, Lumen, and MC Digital Realty.
(3)	Includes Blackstone Frankfurt, Blackstone Paris, Medallion, and Mivne.
(4)	Includes Digital Core REIT.
(5)	For a definition of Core FFO, see page 31.

Note: Digital Realty’s ownership percentages in the unconsolidated entities vary.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and Dollars in Thousands	Fourth Quarter 2025

	Three Months Ended
Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	31-Dec-25	30-Sep-25	30-Jun-25	31-Mar-25	31-Dec-24

Net Income / (Loss) Available to Common Stockholders	$88,466	$57,631	$1,021,975	$99,793	$179,388
Interest	116,516	113,584	109,383	98,464	104,742
Gain (loss) on debt extinguishment and modifications	(9)	—	—	—	2,165
Income tax expense (benefit)	(9,673)	11,695	12,883	17,135	4,928
Depreciation and amortization	493,458	497,002	461,167	443,009	455,355
EBITDA	$688,758	$679,912	$1,605,408	$658,400	$746,578
Unconsolidated JV real estate related depreciation and amortization	70,260	65,922	59,172	55,861	49,463
Unconsolidated JV interest expense and tax expense	38,498	44,795	31,243	33,390	32,255
Severance, equity acceleration and legal expenses	4,937	1,794	2,262	2,428	2,346
Transaction and integration expenses	36,083	86,559	22,546	39,902	11,797
(Gain) / loss on sale of investments	(42,865)	(19,780)	(931,830)	(1,111)	(144,885)
Provision for impairment	78,553	—	—	—	22,881
Other non-core adjustments, net (2)	(25,033)	2,523	9,545	(4,316)	24,539
Noncontrolling interests	(2,536)	(4,099)	14,790	(3,579)	(3,881)
Preferred stock dividends	10,181	10,181	10,181	10,181	10,181
Adjusted EBITDA	$856,836	$867,807	$823,319	$791,156	$751,276

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see the Definitions section.
(2)	Includes foreign exchange net unrealized gains/losses attributable to remeasurement, deferred rent adjustments related to a customer bankruptcy, impact of foreign tax rate changes, write offs associated with bankrupt or terminated customers, non-recurring legal and insurance expenses, gain on sale of land option and lease termination fees.

	Three Months Ended
Financial Ratios	31-Dec-25	30-Sep-25	30-Jun-25	31-Mar-25	31-Dec-24

Total GAAP interest expense	$116,516	$113,584	$109,383	$98,464	$104,742
Capitalized interest	34,783	32,923	29,393	30,095	34,442
Change in accrued interest and other non-cash amounts	(52,014)	41,265	(92,065)	45,416	(58,137)
Cash Interest Expense (3)	$99,285	$187,772	$46,711	$173,975	$81,046

Preferred stock dividends	10,181	10,181	10,181	10,181	10,181
Total Fixed Charges (4)	$161,479	$156,687	$148,957	$138,739	$149,364

Coverage
Interest coverage ratio (5)	4.8x	4.9x	5.0x	5.3x	4.5x
Cash interest coverage ratio (6)	6.8x	3.9x	11.2x	4.1x	6.9x
Fixed charge coverage ratio (7)	4.5x	4.6x	4.7x	4.9x	4.2x
Cash fixed charge coverage ratio (8)	6.3x	3.8x	9.9x	3.9x	6.3x

Leverage
Debt to total enterprise value (9)(10)	25.1%	23.0%	23.2%	25.4%	21.4%
Debt-plus-preferred-stock-to-total-enterprise-value (10)(11)	26.1%	23.9%	24.1%	26.6%	22.3%
Pre-tax income to interest expense (12)	1.8x	1.6x	10.6x	2.1x	2.8x
Net Debt-to-Adjusted EBITDA (13)	4.9x	4.9x	5.1x	5.1x	4.8x

(3)	Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash-based interest expense.
(4)	Fixed charges consist of GAAP interest expense, capitalized interest, and preferred stock dividends.
(5)	Adjusted EBITDA (including our pro rata share of unconsolidated entities EBITDA), divided by GAAP interest expense plus capitalized interest (including our pro rata share of unconsolidated entities interest expense).
(6)	Adjusted EBITDA (including our pro rata share of unconsolidated entities EBITDA), divided by cash interest expense (including our pro rata share of unconsolidated entities interest expense).
(7)	Adjusted EBITDA (including our pro rata share of unconsolidated entities EBITDA), divided by fixed charges (including our pro rata share of unconsolidated entities fixed charges).
(8)	Adjusted EBITDA (including our pro rata share of unconsolidated entities EBITDA), divided by the sum of cash interest expense and preferred stock dividends (including our pro rata share of unconsolidated entities cash fixed charges).
(9)	Total debt divided by market value of common equity plus debt plus preferred stock.
(10)	Total enterprise value defined as market value of common equity plus debt plus preferred stock.
(11)	Same as (9), except numerator includes preferred stock.
(12)	Calculated as net income plus interest expense divided by GAAP interest expense.
(13)	Calculated as total debt at balance sheet carrying value, plus finance lease obligations, plus Digital Realty’s pro rata share of unconsolidated entities debt, less cash and cash equivalents (including Digital Realty’s pro rata share of unconsolidated entities cash) divided by the product of Adjusted EBITDA (including Digital Realty’s pro rata share of unconsolidated entities EBITDA), multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Fourth Quarter 2025

Definitions

Funds From Operations (FFO):

We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts (Nareit) in the Nareit Funds From Operations White Paper - 2018 Restatement. FFO is a non-GAAP financial measure and represents net income (loss) (computed in accordance with GAAP), excluding gain (loss) from the disposition of real estate assets, provision for impairment, real estate related depreciation and amortization (excluding amortization of deferred financing costs), our share of unconsolidated JV real estate related depreciation & amortization, net income attributable to noncontrolling interests in operating partnership and reconciling items related to noncontrolling interests. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the Nareit definition and, accordingly, our FFO may not be comparable to other REITs’ FFO. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations (Core FFO):

We present core funds from operations, or Core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate Core FFO by adding to or subtracting from FFO (i) other non-core revenue adjustments, (ii) transaction and integration expenses, (iii) loss on debt extinguishment and modifications, (iv) gain on / issuance costs associated with redeemed preferred stock, (v) severance, equity acceleration and legal expenses, (vi) gain/loss on FX and derivatives revaluation, and (vii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may calculate Core FFO differently than we do and accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Adjusted Funds from Operations (AFFO):

We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from Core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rental revenue, (vi) straight-line rental expense, (vii) above- and below-market rent amortization, (viii) deferred tax expense / (benefit), (ix) leasing compensation and internal lease commissions, and (x) recurring capital expenditures. Other REITs may calculate AFFO differently than we do and, accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:

We believe that earnings before interest, loss on debt extinguishment and modifications, income taxes, and depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, (i) unconsolidated entities real estate related depreciation & amortization, (ii) unconsolidated entities interest expense and tax expense, (iii) severance, equity acceleration and legal expenses, (iv) transaction and integration expenses, (v) gain (loss) on sale / deconsolidation, (vi) provision for impairment, (vii) other non-core adjustments, net, (viii) noncontrolling interests, (ix) preferred stock dividends, and (x) gain on / issuance costs associated with redeemed preferred stock. Adjusted EBITDA is EBITDA excluding (i) unconsolidated entities real estate related depreciation & amortization, (ii) unconsolidated entities interest expense and tax, (iii) severance, equity acceleration and legal expenses, (iv) transaction and integration expenses, (v) gain (loss) on sale / deconsolidation, (vi) provision for impairment, (vii) other non-core adjustments, net, (viii) noncontrolling interests, (ix) preferred stock dividends, and (x) gain on / issuance costs associated with redeemed preferred stock. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do and, accordingly, our EBITDA and Adjusted EBITDA may not be comparable to other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Fourth Quarter 2025

Net Operating Income (NOI) and Cash NOI:

Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above- and below-market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. Same-Capital Cash NOI represents buildings owned as of December 31, 2023 with less than 5% of total rentable square feet under development and excludes buildings that were undergoing, or were expected to undergo, development activities in 2024-2025, buildings classified as held for sale and contribution, and buildings sold or contributed to joint ventures for all periods presented (prior period numbers adjusted to reflect current same-capital pool). However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may calculate NOI and cash NOI differently than we do and, accordingly, our NOI and cash NOI may not be comparable to other REITs’ NOI and cash NOI. NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.

Additional Definitions

GAAP refers to United States generally accepted accounting principles.

Net debt-to-Adjusted EBITDA ratio is calculated as total debt at balance sheet carrying value, plus finance lease obligations, plus Digital Realty’s pro rata share of unconsolidated entities debt, less cash and cash equivalents (including Digital Realty’s pro rata share of unconsolidated entities cash) divided by the product of Adjusted EBITDA (including Digital Realty’s pro rata share of unconsolidated entities EBITDA), multiplied by four.

Debt-plus-preferred-to-total enterprise value is total debt plus preferred stock divided by total debt plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.

Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest and preferred stock dividends. For the quarter ended December 31, 2025, GAAP interest expense was $117 million, capitalized interest was $35 million and preferred stock dividends were $10 million.

Reconciliation of Net Operating Income (NOI)	Three Months Ended			Twelve Months Ended
(in thousands)	31-Dec-25	30-Sep-25	31-Dec-24	31-Dec-25	31-Dec-24

Operating income	$112,624	$138,421	$144,322	$658,492	$471,864

Fee income	(45,692)	(36,398)	(23,316)	(137,160)	(64,888)
Other income	(372)	(4,746)	(40)	(6,614)	(7,608)
Depreciation and amortization	493,458	497,002	455,355	1,894,636	1,771,797
General and administrative	159,283	139,911	124,470	554,061	473,521
Severance, equity acceleration and legal expenses	4,937	1,794	2,346	11,421	6,502
Transaction and integration expenses	36,083	86,559	11,797	185,090	93,902
Provision for impairment	78,553	—	22,881	78,553	191,184
Other expenses	98	3,297	12,002	3,702	27,083

Net Operating Income	$838,972	$825,840	$749,818	$3,242,181	$2,963,357

Cash Net Operating Income (Cash NOI)

Net Operating Income	$838,972	$825,840	$749,818	$3,242,181	$2,963,357

Straight-line rental revenue	(34,359)	(33,196)	(22,577)	(101,264)	(46,395)
Straight-line rental expense	(140)	(297)	51	(882)	4,061
Above- and below-market rent amortization	(972)	(864)	(269)	(3,294)	(3,555)

Cash Net Operating Income	$803,501	$791,483	$727,022	$3,136,741	$2,917,467

Constant Currency Core FFO Reconciliation	Three Months Ended			Twelve Months Ended
(in thousands, except per share data)	31-Dec-25		31-Dec-24	31-Dec-25	31-Dec-24

Core FFO (1)	$650,210		$586,816	$2,557,849	$2,215,194
Core FFO impact of holding '24 Exchange Rates Constant (2)	(16,372)		—	(33,721)	—

Constant Currency Core FFO	$633,838		$586,816	$2,524,128	$2,215,194
Weighted-average shares and units outstanding - diluted	349,740		339,982	346,086	329,899
Constant Currency Core FFO Per Share	$1.81		$1.73	$7.29	$6.71

1)	As reconciled to net income above.
2)	Adjustment calculated by holding currency translation rates for 2025 constant with average currency translation rates that were applicable to the same periods in 2024.

Forward-Looking Statements	Financial Supplement
Fourth Quarter 2025

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward-looking statements include statements relating to: our economic outlook, our expected investment and expansion activity, anticipated continued demand for our products and service, our liquidity, our joint ventures, supply and demand for data center and colocation space, our acquisition and disposition activity, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, our product offerings, available inventory, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company’s FFO, Core FFO, constant currency Core FFO, adjusted FFO, and net income, 2026 outlook and underlying assumptions, information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue, our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, expected occupancy, expected square footage and IT load capacity upon completion of development projects, backlog NOI, NAV components, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Some of the risks and uncertainties that may cause our actual results, performance, or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

●	reduced demand for data centers or decreases in information technology spending;
●	decreased rental rates, increased operating costs or increased vacancy rates;
●	increased competition or available supply of data center space;
●	the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity or availability of power, or failures or breaches of our physical and information security infrastructure or services;
●	breaches of our obligations or restrictions under our contracts with our customers;
●	our inability to successfully develop and lease new properties and development space, and delays or unexpected costs in development of properties;
●	the impact of current global and local economic, credit and market conditions;
●	increased tariffs, global supply chain or procurement disruptions, or increased supply chain costs;
●	the impact from periods of heightened inflation on our costs, such as operating and general and administrative expenses, interest expense and real estate acquisition and construction costs;
●	the impact on our customers’ and our suppliers’ operations during an epidemic, pandemic, or other global events;
●	our dependence upon significant customers, bankruptcy or insolvency of a major customer or a significant number of smaller customers, or defaults on or non-renewal of leases by customers;
●	changes in political conditions, geopolitical turmoil, political instability, civil disturbances, restrictive governmental actions or nationalization in the countries in which we operate;
●	our inability to retain data center space that we lease or sublease from third parties;
●	information security and data privacy breaches;
●	difficulties managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas;
●	our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent and future acquisitions;
●	our failure to successfully integrate and operate acquired or developed properties or businesses;
●	difficulties in identifying properties to acquire and completing acquisitions;
●	risks related to joint venture investments, including as a result of our lack of control of such investments;
●	risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;
●	our failure to obtain necessary debt and equity financing, and our dependence on external sources of capital;
●	financial market fluctuations and changes in foreign currency exchange rates;
●	adverse economic or real estate developments in our industry or the industry sectors that we sell to, including risks relating to decreasing real estate valuations and impairment charges and goodwill and other intangible asset impairment charges;
●	our inability to manage our growth effectively;
●	losses in excess of our insurance coverage;
●	our inability to attract and retain talent;
●	environmental liabilities, risks related to natural disasters and our inability to achieve our sustainability goals;
●	the expected operating performance of anticipated near-term acquisitions and descriptions relating to these expectations;
●	our inability to comply with rules and regulations applicable to our company;
●	Digital Realty Trust, Inc.’s failure to maintain its status as a REIT for U.S. federal income tax purposes;
●	Digital Realty Trust, L.P.’s failure to qualify as a partnership for U.S. federal income tax purposes;
●	restrictions on our ability to engage in certain business activities;
●	changes in local, state, federal and international laws, and regulations, including related to taxation, real estate, and zoning laws, and increases in real property tax rates; and
●	the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. Several additional material risks are discussed in our annual report on Form 10-K for the year ended December 31, 2024, and other filings with the U.S. Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Digital Realty, Digital Realty Trust, the Digital Realty logo, Interxion, Turn-Key Flex, Powered Base Building, ServiceFabric, AnyScale Colo, Pervasive Data Center Architecture, PlatformDIGITAL, PDx, Data Gravity Index and Data Gravity Index DGx are registered trademarks and service marks of Digital Realty Trust, Inc. in the United States and/or other countries. All other names, trademarks and service marks are the property of their respective owners.